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As filed with the Securities and Exchange Commission on July 7, 2003

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3 and FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Form S-3 CARNIVAL CORPORATION	Form S-3 CARNIVAL PLC	Form F-3 P&O PRINCESS CRUISES INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)
Republic of Panama	England and Wales	England and Wales
(State or other jurisdiction of incorporation or organization)
59-1562976	None	None
(I.R.S. Employer Identification No.)
3655 N.W. 87th Avenue Miami, Florida 33178-2428 (305) 599-2600	Carnival House 5 Gainsford Street London, SE1 2NE 011 44 20 7805 1200	Richmond House Terminus Terrace Southampton, SO14 3PN 011 44 20 7805 1200

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Arnaldo Perez, Esq.
Senior Vice President and General Counsel
Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida 33178-2428
(305) 599-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John C. Kennedy, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

        Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement, as determined by market conditions.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price For Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Carnival Corporation:
Common Stock, par value $0.01 per share(2)
Preferred Stock, par value $0.01 per share(3)
Debt Securities
Warrants(4)

Carnival plc:(5)
Guarantee(6)
Special Voting Share, nominal value (pounds) 1.00(7)
Trust Shares of Beneficial Interest in P&O Princess Special Voting Trust(8)				(5)

P&O Princess Cruises International Limited: Guarantee(5)(9)				(5)

Total	$0(1)	—	$0(1)	—(1)(10)

(footnotes on following page)

Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement relates to the remaining unsold $400,000,000 of such securities previously registered by Carnival Corporation under its Registration Statement on Form S-3 filed on December 24, 1997 (File No. 333-43269), the remaining unsold $184,187,500 of such securities previously registered by Carnival Corporation under its Registration Statement on Form S-3 filed on December 16, 1998 (File No. 333-68999) and to $415,812,500 of securities previously registered by Carnival Corporation under its Registration Statement on Form S-3 filed on February 22, 1999 (File No. 333-72729).

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1)
Carnival Corporation has previously filed registration statements on Form S-3 (File Nos. 333-43269, 333-68999 and 333-72729) with respect to the issuance of various debt and equity securities, of which an aggregate of $1,000,000,000 remain unsold. As a result of the dual listed company transaction that was completed on April 17, 2003 between Carnival Corporation and Carnival plc (formerly known as P&O Princess Cruises plc), this registration statement is being filed to reflect the contractual and other arrangements that arose from the dual listed company transaction. Under a deed of guarantee between Carnival Corporation and Carnival plc, dated as of April 17, 2003, Carnival plc will guarantee some or all of the Carnival Corporation Debt Securities that may be issued under this registration statement, so this registration statement also registers the issuance of the guarantees of Carnival plc. In addition, because of the implementation of the dual listed company transaction, a trust share of beneficial interest in the P&O Princess Special Voting Trust, which represents a beneficial ownership interest in a special voting share of Carnival plc, is paired with each new share of Carnival Corporation Common Stock that is issued after April 17, 2003, so this registration statement also registers the issuance of paired trust shares and beneficial interests in the special voting share that will occur upon the issuance of shares of Carnival Corporation Common Stock. On June 19, 2003, P&O Princess Cruises International Limited ("POPCIL"), the principal direct operating subsidiary of Carnival plc, entered into a deed of guarantee with Carnival Corporation and Carnival plc under which it agreed to guarantee the indebtedness and related obligations thereto of Carnival Corporation and Carnival plc that are incurred after April 17, 2003, including some or all of the Carnival Corporation Debt Securities to be issued under this registration statement, so this registration statement also registers the issuance of the guarantees of POPCIL. No additional consideration will be paid for any of the additional securities of Carnival plc or POPCIL being registered under this registration statement, so no additional filing fee is being paid with respect to those securities. No additional securities of Carnival Corporation are being registered under this registration statement.

(2)
Such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices, including Common Stock issuable upon conversion or redemption of Debt Securities or Preferred Stock.

(3)
Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices, including Preferred Stock issuable upon conversion or redemption of Debt Securities.

(4)
Warrants may be offered and sold separately or together with Common Stock, Preferred Stock and Debt Securities.

(5)
No additional consideration will be payable in respect of the securities to be issued by Carnival plc and POPCIL, so no registration fee is payable in excess of the registration fees already paid with respect to this registration statement and Carnival Corporation's registration statements on Form S-3 (File Nos. 333-43269, 333-68999 and 333-72729).

(6)
Under the Carnival plc Deed of Guarantee entered into between Carnival Corporation and Carnival plc on April 17, 2003, Carnival plc has agreed, subject to some exceptions, to guarantee all of the indebtedness of Carnival Corporation incurred under agreements entered into after April 17, 2003, including some or all of the debt securities whose issuance is or will be registered hereunder.

(7)
Represents one special voting share of Carnival plc issued to the P&O Princess Special Voting Trust in connection with the dual listed company transaction completed by Carnival plc and Carnival Corporation on April 17, 2003.

(8)
Represents trust shares of beneficial interest in the P&O Princess Special Voting Trust, and such trust shares represent a beneficial interest in the special voting share of Carnival plc (see note 9). As a result of the dual listed company transaction, one trust share is paired with each share of Carnival Corporation common stock and is not transferable separately from the share of Carnival Corporation common stock. Upon each issuance of shares of Carnival Corporation common stock hereunder, recipients will receive both shares of Carnival Corporation common stock and an equivalent number of paired trust shares.

(9)
Under a Deed of Guarantee entered into among Carnival Corporation, Carnival plc and POPCIL on June 19, 2003, POPCIL has agreed, subject to some exceptions, to guarantee all of the indebtedness of Carnival Corporation incurred under agreements entered into after April 17, 2003, including some or all of the debt securities whose issuance is registered hereunder.

(10)
Filing fees were previously paid in connection with this registration statement and Carnival Corporation's prior registration statements on Form S-3 (File Nos. 333-43269, 333-68999 and 333-72729).

SUBJECT TO COMPLETION, DATED JULY 7, 2003

The information in this prospectus is not complete and may be changed without notice. These securities may not be sold until the registration statement of which this prospectus is a part, filed with Securities and Exchange Commission, is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any State or other jurisdiction where the offer or sale of these securities is not permitted.

$1,000,000,000

CARNIVAL CORPORATION

        We, Carnival Corporation, or selling securityholders may from time to time, sell:

  •
  shares of common stock;

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  shares of preferred stock;

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  debt securities, which may be guaranteed on an unsubordinated, unsecured basis by Carnival plc and/or P&O Princess Cruises International Limited; and

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  warrants to purchase common stock, preferred stock or debt securities, or any combination of them and warrants to buy and sell government debt securities, foreign currencies, currency units or units of a currency index or basket, units of a stock index or basket, or a commodity or commodity index.

        Each share of our common stock is paired with a trust share of beneficial interest in the P&O Princess Special Voting Trust. The trust shares represent a beneficial interest in the special voting share issued by Carnival plc. Our common stock and the paired trust shares are not separable and are listed and trade together on the New York Stock Exchange, Inc. under the symbol, "CCL". In this prospectus, whenever we refer to shares of our common stock, unless the context requires otherwise, we are also referring to the paired trust shares. Any common stock sold under this prospectus, as it may be supplemented, will be listed on the NYSE, subject to official notice of issuance.

        We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities being offered to you, before you make your investment decision.

        Investing in the securities offered by this prospectus involves risks that are described in the "Risk Factors" section beginning on page 6 of this prospectus.

        Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        Any statement contained in this prospectus will be deemed to be modified or superseded by any inconsistent statement contained in the accompanying prospectus supplement.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is                        , 2003.

ABOUT THIS PROSPECTUS

        References in this prospectus to "we," "us," "our" and "Carnival Corporation" are to Carnival Corporation including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to "Carnival plc" are to Carnival plc (formerly known as P&O Princess Cruises plc) including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to "POPCIL" are to P&O Princess Cruises International Limited including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to the "Carnival Corporation & plc" are to both Carnival Corporation and Carnival plc collectively, following the establishment of the dual listed company structure. For more information about the dual listed company structure, please see "The Companies."

WHERE YOU CAN FIND MORE INFORMATION

        Carnival Corporation, Carnival plc and POPCIL have jointly filed a Registration Statement on Form S-3 and Form F-3 with the Securities and Exchange Commission regarding the offering of the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information about Carnival Corporation, Carnival plc, POPCIL and the securities offered by this prospectus, you should refer to the registration statement and its exhibits.

        You may read and copy any document previously filed by each of Carnival Corporation, Carnival plc and POPCIL with the Securities and Exchange Commission at the Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. In the future, Carnival Corporation and Carnival plc will be filing combined reports, proxy statements and other information with the Commission. Copies of such information filed with the Commission may be obtained at prescribed rates from the Public Reference Section. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the Commission maintains a web site (www.sec.gov) that contains reports, proxy statements and other information regarding registrants, such as Carnival Corporation, Carnival plc and POPCIL, that file electronically with the

i

Commission. Materials that Carnival Corporation and Carnival plc have filed may also be inspected at the library of the NYSE, 20 Broad Street, New York, New York 10005.

        The periodic reports of Carnival Corporation and Carnival plc under the Exchange Act will contain the combined financial statements of Carnival Corporation & plc. POPCIL, a subsidiary of Carnival plc, if required to do so in the future by the Exchange Act, will provide, as a foreign private issuer, its separate consolidated financial statements in periodic reports filed under the Exchange Act.

        You should only rely on the information contained in this prospectus and incorporated by reference in it.

INCORPORATION BY REFERENCE

        Carnival Corporation (file number 1-9610), Carnival plc (file number 1-15136) and POPCIL are incorporating by reference into this prospectus the following documents or portions of documents filed with the Commission:

  •
  Carnival Corporation's Annual Report on Form 10-K, as amended by the Form 10-K/As filed on March 12, 2003, March 27, 2003 and May 7, 2003, for the fiscal year ended November 30, 2002;

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  Carnival Corporation's Quarterly Report on Form 10-Q for the quarter ended February 28, 2003;

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  Carnival Corporation's Current Reports on Form 8-K filed on December 2, 2002, December 19, 2002, January 8, 2003 and March 21, 2003;

  •
  Carnival plc's Annual Report on Form 20-F for the fiscal year ended December 31, 2002 (filed under its then name, P&O Princess Cruises plc);

  •
  Carnival Corporation's and Carnival plc's joint Current Reports on Form 8-K filed on April 17, 2003 (as amended on April 29, 2003), April 23, 2003, April 30, 2003, May 7, 2003, May 19, 2003, May 23, 2003, May 29, 2003, May 30, 2003, June 25, 2003 and June 27, 2003;

  •
  The pro forma financial information required by Article 11 of Regulation S-X contained in the section entitled "Unaudited Pro Forma Financial Information of the Combined Group," in the joint Registration Statement of Carnival Corporation and P&O Princess Cruises plc on Form S-4/F-4, (Registration No. 333-102443);

  •
  The consolidated financial statements of POPCIL and the notes to those financial statements, as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000, contained in the joint registration statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and POPCIL (filed with the Commission on June 19, 2003); and

  •
  All other documents filed by Carnival Corporation, Carnival plc or POPCIL pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering.

        You should rely only on the information contained in this document or that information to which this prospectus has referred you. Carnival Corporation, Carnival plc and POPCIL have not authorized anyone to provide you with any additional information.

        Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

ii

        The documents incorporated by reference into this prospectus are available from Carnival Corporation, Carnival plc and POPCIL upon request. Carnival Corporation, Carnival plc and POPCIL will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided. Requests for such copies should be directed to the following:

Carnival Corporation
Carnival plc
P&O Princess Cruises International Limited
3655 N.W. 87th Avenue
Miami, Florida 33178-2428
Attention: Corporate Secretary
Telephone: (305) 599-2600, Ext. 18018.

Except as provided above, no other information, including information on the web sites of Carnival Corporation or Carnival plc, is incorporated by reference into this prospectus.

iii

THE COMPANIES

Carnival Corporation & plc

        On April 17, 2003, Carnival Corporation and Carnival plc (formerly known as P&O Princess Cruises plc) completed a dual listed company transaction, or DLC transaction, which implemented Carnival Corporation & plc's DLC structure. Carnival Corporation and Carnival plc are both public companies, with separate stock exchange listings and different shareholders. The two companies have a single senior executive management team and identical boards of directors and are operated as if they were a single economic enterprise.

        Carnival Corporation & plc is the largest cruise vacation group in the world, based on revenues, passengers carried and available capacity. Carnival Corporation & plc had, as at July 7, 2003, a combined fleet of 69 cruise ships offering 108,786 lower berths, with 14 additional cruise ships having 33,932 lower berths scheduled to be added over the next three years, and is the leading provider of cruises to all major destinations outside the Far East. Carnival Corporation & plc carried approximately 4.7 million passengers in fiscal 2002. Carnival Corporation & plc also operates two private destination ports of call in the Caribbean for the exclusive use of its passengers and three riverboats on Europe's Danube River, and offers land-based tour packages as part of its vacation product alternatives.

        Carnival Corporation & plc offers thirteen complementary brands with leading positions in North America, the UK, Germany, Italy, France, Spain, Brazil, Argentina and Australia. Carnival Corporation & plc has multi-brand strategies that are intended to differentiate it from its competitors and provide products and services appealing to the widest possible target audience across all major segments of the vacation industry. Carnival Corporation & plc is the leading global cruise vacation operator with brands appealing to the widest target audience, focused on sourcing passengers from developed vacation markets where cruising is one of the fastest growing vacation alternatives.

        In addition to Carnival Corporation & plc's cruise operations, Carnival Corporation & plc operates the leading tour companies in Alaska and the Canadian Yukon, through Holland America Tours and Princess Tours. Holland America Tours operates 13 hotels in Alaska and the Canadian Yukon, two luxury dayboats and a fleet of motorcoaches and McKinley Explorer rail cars. Princess Tours is a tour operator in Alaska with five riverside lodges, a fleet of motorcoaches and Midnight Sun Express Rail cars. Carnival Corporation & plc also owns a business-to-business travel agency, P&O Travel, which is responsible for purchasing part of Carnival plc's air travel requirements.

Carnival Corporation

        Carnival Corporation was incorporated under the laws of the Republic of Panama in November 1974. Our common stock and the paired trust shares, which trade together with the common stock, are listed on the NYSE under the symbol "CCL." Our principal executive offices are located at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428. The telephone number of our principal executive offices is (305) 599-2600.

Carnival plc

        Carnival plc was incorporated and registered in England and Wales as P&O Princess Cruises plc in July 2000 and was renamed "Carnival plc" on April 17, 2003, the date on which the DLC transaction with Carnival Corporation closed. Carnival plc's ordinary shares are listed on the London Stock Exchange, and Carnival plc's American Depositary Shares, or ADSs, are listed on the NYSE. Effective April 22, 2003, Carnival plc ordinary shares trade under the ticker symbol "CCL" (formerly trading under "POC") on the London Stock Exchange. Effective April 21, 2003, Carnival plc ADSs trade under the ticker symbol "CUK" (formerly trading under "POC") on the NYSE. Carnival plc's principal executive offices are located at Carnival House, 5 Gainsford Street, London, SE12NE. The telephone number of Carnival plc's principal executive offices is 011 44 20 7805 1200.

P&O Princess Cruises International Limited

        P&O Princess Cruises International Limited, or POPCIL, is a wholly-owned direct subsidiary of Carnival plc. Carnival plc conducts all of its business through POPCIL and its direct or indirect wholly-owned subsidiaries. POPCIL owns and operates the businesses of P&O Cruises, Ocean Village and Swan Hellenic in the United Kingdom, Seetours, including AIDA and A'ROSA in Germany, and P&O Cruises in Australia. POPCIL is also the holding company for the entities that own and operate the Princess Cruises business. The sole directors and executive officers of POPCIL are Peter G. Ratcliffe, who serves as Chief Executive Officer, and Gerald R. Cahill, who serves as Chief Financial and Accounting Officer. POPCIL was incorporated and registered in England and Wales as a private company limited by shares under registered number 3902746 under the UK Companies Act 1985 on January 5, 2000. POPCIL's principal executive offices are located at Richmond House, Terminus Terrace, Southampton, SO14 3PN. The telephone number of POPCIL's principal executive office is 011 44 20 7805 1200.

RISK FACTORS

        An investment in the securities offered by this prospectus involves a number of risks. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before making an investment in the securities. A number of the statements in this section are forward-looking statements. See "Forward-Looking Statements."

Risks Relating to the DLC Transaction

Benefits from the DLC structure may not be achieved to the extent or within the time period currently expected, which could eliminate, reduce and/or delay the improvements in cost savings and operational efficiencies expected to be generated by the DLC structure.

        Since completion of the DLC transaction, Carnival Corporation and Carnival plc have been managed as if they were a single economic enterprise. Carnival Corporation and Carnival plc expect their combination under the DLC structure to enable them to achieve cost savings through synergies as well as enhanced operational efficiencies. However, both may encounter substantial difficulties during this process that could eliminate, reduce and/or delay the realization of the cost savings and synergies that both currently expect. Among other things, these difficulties could include:

  •
  loss of key employees;

  •
  inconsistent and/or incompatible business practices, operating procedures, information systems, financial controls and procedures, cultures and compensation structures between Carnival Corporation and Carnival plc;

  •
  unexpected integration issues and higher than expected integration costs; and

  •
  the diversion of management's attention from day-to-day business as a result of the need to deal with integration issues.

As a result of these difficulties, the actual cost savings and synergies generated by the DLC structure may be less, and may take longer to realize, than Carnival Corporation & plc currently expect.

The structure of the DLC transaction involves risks not associated with the more common ways of combining the operations of two companies and these risks may have an adverse effect on the economic performance of the companies and/or their respective share prices.

        The DLC structure is a relatively uncommon way of combining the management and operations of two companies and it involves different issues and risks from those associated with the other more common ways of effecting such a combination, such as a merger or exchange offer to create a wholly owned subsidiary. In the DLC transaction, the combination was effected primarily by means of contracts between Carnival Corporation and Carnival plc and not by operation of a statute or court order. The legal effect of these contractual rights may be different from the legal effect of a merger or amalgamation under statute or court order and there may be difficulties in enforcing these contractual rights. Shareholders and creditors of either company might challenge the validity of the contracts or their lack of standing to enforce rights under these contracts, and courts may interpret or enforce these contracts in a manner inconsistent with the express provisions and intentions of Carnival Corporation and Carnival plc expressed in such contracts. In addition, shareholders and creditors of other companies might successfully challenge other dual listed company structures and establish legal precedents that could increase the risk of a successful challenge to the DLC transaction. Carnival Corporation & plc is maintaining two separate public companies and complies with both Panamanian corporate law and English company and securities laws and different regulatory and stock exchange requirements in the UK and the US. This structure is likely to require more administrative time and cost than was the case for each company individually, which may have an adverse effect on Carnival Corporation & plc's operating efficiency.

Courts may interpret or enforce the contracts and other instruments that effect the DLC structure in a manner inconsistent with the express provisions and intentions of Carnival Corporation and Carnival plc.

        Various provisions of the constituent documents of Carnival Corporation and Carnival plc, the equalization and governance agreement and the deeds of guarantee, which were entered into by Carnival Corporation and Carnival plc on April 17, 2003, are intended to ensure that, as far as practicable, the shareholders and creditors of Carnival Corporation and Carnival plc are treated equitably in the event of insolvency of either or both companies and in accordance with the equalization ratio, regardless of where the assets of Carnival Corporation & plc reside. Courts may interpret or enforce these contracts in a manner inconsistent with the express provisions and intentions of Carnival Corporation and Carnival plc expressed in those contracts and other instruments. For instance, a bankruptcy court may not choose to follow the companies' contractual way of allocating liabilities and assets. Therefore, if assets were transferred between the two companies, a court, faced with the liquidation or dissolution of either company, may not adhere to the intentions of Carnival Corporation and Carnival plc to treat both companies' creditors as creditors of Carnival Corporation & plc under their respective deeds of guarantee. As a result, the rights of creditors of a company that transfers assets to the other member of Carnival Corporation & plc may be adversely affected if a court determines that those creditors only have recourse to the assets of that company and not the other company.

Economic returns on shares of Carnival Corporation and Carnival plc will be dependent upon the economic performance of Carnival Corporation & plc, and the inability of one company to pay dividends may limit or prevent the payment of dividends by the other.

        Under the DLC structure, the dividends paid on shares of Carnival Corporation and Carnival plc will depend primarily on the economic performance of the assets of both companies of Carnival Corporation & plc. Therefore, the past performance of Carnival plc shares and Carnival Corporation shares may not reflect the future performance of these shares. Additionally, if one company is unable to pay dividends on its shares, the other company must make such payments to the other and/or scale back its dividend in order to equalize the distributions in accordance with the equalization ratio. After taking into consideration the actions necessary to equalize such distributions, both companies may be limited in their ability, or unable, to pay dividends.

Changes under the Internal Revenue Code, applicable US income tax treaties, and the uncertainty of the DLC structure under the Internal Revenue Code may adversely affect the US federal income taxation of the US source shipping income of Carnival Corporation & plc.

        Carnival Corporation & plc believe that substantially all of the US source shipping income of each of Carnival Corporation and Carnival plc qualifies for exemption from US federal income tax, under:

  •
  Section 883 of the Internal Revenue Code;

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  as appropriate in the case of Carnival plc and its UK resident subsidiaries, the US-UK Income Tax Treaty that entered into force on April 25, 1980, which is referred to below as the "old US-UK treaty", and, when applicable, the new US-UK Income Tax Treaty that entered into force on March 31, 2003, which is referred to as the "new US-UK treaty"; or

  •
  other applicable US income tax treaties,

and should continue to so qualify now that the DLC transaction has been completed. The new US-UK treaty contains some limitations that would deny the availability of treaty benefits for income earned through some entities, including some Carnival plc entities. However, the relevant provisions of the new US-UK treaty will not become effective until 2004 and Carnival plc and its UK resident subsidiaries may elect, in some circumstances, to continue application of the old US-UK treaty until twelve months beyond the date on which it would otherwise be effective. Carnival plc believes that it will be able to reorganize prior to the date on which new US-UK treaty becomes applicable such that the relevant US source shipping income should qualify for exemption from US federal income tax under the new US-UK treaty or Section 883. There is, however, no existing US federal income tax authority that directly addresses the tax consequences of implementation of a dual listed company structure such as the DLC structure for purposes of Section 883 or any other provision of the Internal Revenue Code or any income tax treaty and, consequently, the matters discussed above are not free from doubt.

        To date, no final US Treasury regulations or other definitive interpretations of the relevant portions of Section 883 have been promulgated, although regulations have been proposed. Any such final regulations or official interpretations could differ materially from Carnival Corporation's and Carnival plc's interpretation of this Internal Revenue Code provision and, even in the absence of differing regulations or official interpretations, the Internal Revenue Service might successfully challenge either or both interpretations. In addition, the provisions of Section 883 are subject to change at any time by legislation. Moreover, changes could occur in the future with respect to the trading volume or trading frequency of Carnival Corporation shares and/or Carnival plc shares on their respective exchanges or with respect to the identity, residence, or holdings of Carnival Corporation's and/or Carnival plc's direct or indirect shareholders that could affect the eligibility of Carnival Corporation and its subsidiaries and/or certain members of the group consisting of Carnival plc, its subsidiaries and its subsidiary undertakings which are otherwise eligible for the benefits of Section 883 to qualify for the benefits of the Section 883 exemption. Accordingly, it is possible that Carnival Corporation and its ship-owning or operating subsidiaries and/or certain members of the group consisting of Carnival plc, its subsidiaries and its subsidiary undertakings whose tax exemption is based on Section 883 may lose this exemption. If any such corporation were not entitled to the benefits of Section 883, it would be subject to US federal income taxation on a portion of its income, which would reduce the net income of such corporation.

        As noted above, Carnival plc believes that substantially all of the US source shipping income of Carnival plc and its UK resident subsidiaries qualifies for exemption from US federal income tax under either the old or new US-UK treaties, as applicable. In addition, certain companies of Carnival Corporation & plc may rely on other US income tax treaties for similar exemptions from US taxation on US source shipping income. Carnival Corporation and Carnival plc do not believe that the DLC transaction will affect the ability of these corporations to continue to qualify for such treaty benefits. There is, however, no authority that directly addresses the effect, if any, of DLC arrangements or the availability of benefits under the treaties and, consequently, the matter is not free from doubt.

        These treaties may be abrogated by either applicable country, replaced or modified with new agreements that treat shipping income differently than under the agreements currently in force. If any of the corporations discussed in the paragraph above that currently qualify for exemption from US source shipping income under any applicable US income tax treaty do not qualify for benefits under the existing treaties or if the existing treaties are abrogated, replaced or materially modified in a manner adverse to the interests of any such corporation and, with respect to US federal income tax only, such corporation does not qualify for Section 883 exemption, such corporation may be subject to US federal income taxation on a portion of its income, which would reduce the net income of any such corporation.

A small group of shareholders collectively owns approximately 33% of the total combined voting power of the outstanding shares of Carnival Corporation & plc and may be able to effectively control the outcome of shareholder voting.

        A group of shareholders, consisting of some members of the Arison family, including Micky Arison, and trusts established for their benefit, beneficially owns approximately 44% of the outstanding common stock of Carnival Corporation and owns shares entitled to constitute a quorum at shareholder meetings and to cast approximately 33% of the total combined voting power of the outstanding shares of Carnival Corporation & plc. Depending upon the nature and extent of the shareholder vote, this group of shareholders may have the power to effectively control, or at least to influence substantially, the outcome of shareholder votes and, therefore, the corporate actions requiring such votes.

Provisions in the Carnival Corporation and Carnival plc governing documents may prevent or discourage takeovers and business combinations that shareholders in Carnival Corporation & plc might consider in their best interests and may restrict ownership of Carnival Corporation's securities.

        Carnival Corporation's articles and by-laws and Carnival plc's articles contain provisions that may delay, defer, prevent or render more difficult a takeover attempt that shareholders in Carnival Corporation & plc might consider to be in their best interests. For instance, these provisions may prevent shareholders in Carnival Corporation & plc from receiving a premium to the market price of Carnival Corporation shares and/or Carnival plc shares offered by a bidder in a takeover context. These additional takeover restrictions provide, generally, that no person will be able to obtain control of Carnival Corporation & plc without making an offer to the shareholders of both companies on equivalent terms. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of Carnival Corporation shares or Carnival plc shares if they are viewed as discouraging takeover attempts in the future.

        Specifically, Carnival Corporation's articles contain provisions that prevent third parties, other than the Arison family and trusts for their benefit, from acquiring beneficial ownership of more than 4.9% of the outstanding Carnival Corporation shares without the consent of our board of directors and provide for the lapse of rights, and sale, of any shares acquired in excess of that limit. In addition, because the Debt Securities offered by this prospectus may be convertible into our common stock, pursuant to the terms of the indenture governing those securities, this may limit the ability of holders of Debt Securities to convert Debt Securities into shares of our common stock. See "Certain Provisions of Carnival Corporation's Articles and By-laws—Ownership Limitations and Transfer Restrictions." Furthermore, Carnival Corporation's and Carnival plc's governing documents contain provisions that would apply some of the anti-takeover protections provided by the UK Takeover Code to both companies. No third party, other than the Arison family and trusts for their benefit, may acquire additional shares or voting control over shares in either company, if such person would then be able to cast 30% or more of the votes which could be cast on a joint electorate action, without making an equivalent offer for the other company. Carnival Corporation's articles and by-laws provide that Carnival Corporation shareholders cannot act by written consent. The combined effect of these provisions may preclude third parties from seeking to acquire a controlling interest in either company in transactions that shareholders might consider to be in their best interests and may prevent them from receiving a premium above market price for their shares. These provisions may only be amended by both sets of shareholders, voting separately as a class, in a class rights action. See "Certain Provisions of Carnival Corporation's Articles and By-laws—Takeover Restrictions."

We are not a US corporation, and our shareholders may be subject to the uncertainties of a foreign legal system in protecting their interests.

        Our corporate affairs are governed by our third amended and restated articles of incorporation and amended and restated by-laws and by the corporate laws of Panama. The corporate laws of Panama may differ in some respects from the corporate laws in the United States.

Risks Relating to Carnival Corporation & plc's Businesses

Carnival Corporation & plc may lose business to competitors throughout the vacation market.

        Carnival Corporation & plc operates in the vacation market, and cruising is one of many alternatives for people choosing a vacation. Carnival Corporation & plc therefore risks losing business not only to other cruise lines, but also to other vacation operators that provide other leisure options, including hotels, resorts and package holidays and tours.

        Carnival Corporation & plc faces significant competition from other cruise lines, both on the basis of cruise pricing and also in terms of the nature of ships and services it will offer to cruise passengers. Carnival Corporation & plc's principal competitors within the cruise vacation industry include:

  •
  Royal Caribbean Cruises Ltd., which owns Royal Caribbean International and Celebrity Cruises;

  •
  Norwegian Cruise Line and Orient Lines;

  •
  Disney Cruise Line;

  •
  My Travel's Sun Cruises, Thomson, Saga and Fred Olsen in the UK;

  •
  Festival Cruises, Hapag-Lloyd, Peter Deilmann and Phoenix Reisen in Germany;

  •
  Festival Cruises, Mediterranean Shipping Cruises, Royal Olympia Cruises and Louis Cruise Line in southern Europe;

  •
  Crystal Cruises;

  •
  Radisson Seven Seas Cruise Line; and

  •
  Silversea Cruises.

        Carnival Corporation & plc also competes with land-based vacation alternatives throughout the world, including, among others, resorts and hotels located in Las Vegas, Nevada, Orlando, Florida, various Caribbean, Mexican, Bahamian and Hawaiian Island destination resorts and numerous vacation destinations throughout Europe and the rest of the world.

        In the event that Carnival Corporation & plc does not compete effectively with other vacation alternatives and cruise companies, its results of operations and financial condition could be adversely affected.

Overcapacity within the cruise and competing land-based vacation industry could have a negative impact on net revenue yields, increase operating costs, result in ship asset impairments and could adversely affect profitability.

        Cruising capacity has grown in recent years and Carnival Corporation & plc expects it to continue to increase over the next three years as all of the major cruise vacation companies are expected to introduce new ships. In order to utilize new capacity, the cruise vacation industry will need to increase its share of the overall vacation market. The overall vacation market is also facing increases in land-based vacation capacity, which also will impact Carnival Corporation & plc. Failure of the cruise vacation industry to increase its share of the overall vacation market could have a negative impact on Carnival Corporation & plc's net revenue yields. Should net revenue yields be negatively impacted, Carnival Corporation & plc's results of operations and financial condition could be adversely affected, including the impairment of the value of its ship assets. In addition, increased cruise capacity could impact Carnival Corporation & plc's ability to retain and attract qualified crew at competitive costs and, therefore, increase Carnival Corporation & plc's shipboard employee costs.

The international political and economic climate and other world events affecting safety and security could adversely affect the demand for cruises and could harm Carnival Corporation & plc's future sales and profitability.

        Demand for cruises and other vacation options has been, and is expected to continue to be, affected by the public's attitude towards the safety of travel, the international political climate and the political climate of destination countries. Events such as the terrorist attacks in the US on September 11, 2001, the threat of additional attacks, the recent military action in Iraq, concerns of an outbreak of additional hostilities and national government travel advisories, together with the resulting political instability and concerns over safety and security aspects of traveling, have had a significant adverse impact on demand and pricing in the travel and vacation industry and may continue to do so in the future. Demand for cruises is also likely to be increasingly dependent on the underlying economic strength of the countries from which cruise companies source their passengers. Economic or political changes that reduce disposable income or consumer confidence in the countries from which Carnival Corporation & plc will source its passengers may affect demand for vacations, including cruise vacations, which are a discretionary purchase. Decreases in demand could lead to price discounting which, in turn, could reduce the profitability of its business.

Carnival Corporation & plc may not be able to obtain financing on terms that are favorable or consistent with its expectations due to, among other reasons, the lowering of the debt ratings of Carnival Corporation as a result of the DLC transaction.

        Access to financing for Carnival Corporation & plc will depend on, among other things, the maintenance of strong long-term credit ratings. Carnival Corporation's debt was, prior to the closing of the DLC transaction, rated "A" by Standard & Poor's, "A2" by Moody's Investors Service and "A" by FitchRatings. Carnival plc's debt was, shortly prior to the closing of the DLC transaction, rated "BBB" by Standard & Poor's, "Baa3" by Moody's and "BBB+" by FitchRatings. On April 14, 2003, Moody's downgraded the long-term ratings of Carnival Corporation from "A2" to "A3" and its short-term rating from "Prime-1" to "Prime-2" to reflect the expected completion of the DLC transaction, and stated that this rating remains on review for further possible downgrade pending final resolution of Carnival Corporation & plc's capital structure. In addition, Moody's stated that the ratings for Carnival plc remain on review for possible upgrade pending final resolution of Carnival Corporation & plc's capital structure. On April 16, 2003, Standard & Poor's lowered its long-term corporate credit ratings for Carnival Corporation from "A" to "A-" and its short-term corporate credit ratings for Carnival Corporation from "A-1" to "A-2". Concurrently, Standard & Poor's withdrew its "BBB" corporate credit rating for Carnival plc and raised its unsubordinated unsecured debt ratings for Carnival plc from "BBB" to "A-." On April 29, 2003, FitchRatings lowered the rating on Carnival Corporation's unsubordinated, unsecured debt to "A-" and raised the rating on Carnival plc's unsubordinated, unsecured debt to "A-".

        The forecasted cash flow from future operations for Carnival Corporation & plc may be adversely affected by various factors, including, but not limited to, declines in customer demand, increased competition, overcapacity, the deterioration in general economic and business conditions, terrorist attacks, the recent military action with Iraq, ship incidents, adverse publicity and increases in fuel prices, as well as other factors noted under these risk factors and under the "Forward-Looking Statements" section below. To the extent that Carnival Corporation & plc is required, or chooses, to fund future cash requirements, including future shipbuilding commitments, from sources other than cash flow from operations, cash on hand and current external sources of liquidity, including committed financings, Carnival Corporation & plc will have to secure such financing from banks or through the offering of debt and/or equity securities in the public or private markets.

        The future operating cash flow of Carnival Corporation & plc may not be sufficient to fund future obligations, and Carnival Corporation & plc may not be able to obtain additional financing, if necessary, at a cost that meets its expectations. Accordingly, the financial results of Carnival Corporation & plc could be adversely affected.

If Carnival plc loses eligibility for inclusion in the FTSE 100 or Carnival Corporation is removed from the S&P 500, it may become more difficult for Carnival Corporation & plc to access the equity capital markets.

        Carnival Corporation's common stock remains listed on the NYSE and is expected to continue to be included in the S&P 500. Carnival plc's ordinary shares remain listed on the London Stock Exchange and remain eligible for inclusion in the FTSE series of indices and are included with full weighting in the FTSE 100. If Carnival plc loses eligibility for inclusion in the FTSE 100 or Carnival Corporation is removed from the S&P 500, it may become more difficult for Carnival Corporation & plc to access the equity capital markets, and the liquidity and the value of your securities may be adversely affected.

Conducting business internationally can result in increased costs.

        Carnival Corporation & plc operates its business internationally and plans to continue to develop its international presence. Operating internationally exposes Carnival Corporation & plc to a number of risks, including:

  •
  currency fluctuations;

  •
  interest rate movements;

  •
  the imposition of trade barriers and restrictions on repatriation of earnings;

  •
  political risks;

  •
  risk of increases in duties, taxes and governmental royalties; and

  •
  changes in laws and policies affecting cruising, vacation or maritime businesses or governing the operations of foreign-based companies.

If Carnival Corporation & plc is unable to address these risks adequately, its results of operations and financial condition could be adversely affected.

Accidents and other incidents at sea or adverse publicity concerning the cruise industry or Carnival Corporation & plc could affect Carnival Corporation & plc's reputation and harm its future sales and profitability.

        The operation of cruise ships involves the risk of accidents, illnesses, mechanical failures and other incidents at sea, which may bring into question passenger safety, health, security and vacation satisfaction and thereby adversely affect future industry performance. Incidents involving passenger cruise ships could occur and could adversely affect future sales and profitability. In addition, adverse publicity concerning the vacation industry in general or the cruise industry or Carnival Corporation & plc in particular could impact demand and, consequently, have an adverse impact on Carnival Corporation & plc's profitability.

Operating, financing and tax costs are subject to many economic and political factors that are beyond Carnival Corporation & plc's control, which could result in increases in operating and financing costs.

        Some of Carnival Corporation & plc's operating costs, including fuel, food, insurance and security costs, are subject to increases because of market forces and economic or political instability beyond Carnival Corporation & plc's control. In addition, interest rates and Carnival Corporation & plc's ability to secure debt or equity financing, including in order to finance the purchase of new ships, are dependent on many economic and political factors. Actions by US and non-US taxing jurisdictions could also cause an increase in Carnival Corporation & plc's costs. Increases in operating, financing and tax costs could adversely affect Carnival Corporation & plc's results because Carnival Corporation & plc may not be able to recover these increased costs through price increases of its cruise vacations.

Environmental legislation and regulations could affect operations and increase operating costs.

        Some environmental groups have lobbied for more stringent regulation of cruise ships. Some groups also have generated negative publicity about the cruise industry and its environmental impact. The US Environmental Protection Agency is considering new laws and rules to manage cruise ship waste. Alaskan authorities are currently investigating an incident that occurred in August 2002 on board Holland America's Ryndam involving a wastewater discharge from the ship. As a result of this incident, various Ryndam ship officers have received grand jury subpoenas from the US Attorney's office in Alaska. If the investigation results in charges being brought, sanctions could include a prohibition of operations in Alaska's Glacier Bay National Park and Preserve for a period of time.

        In addition, pursuant to a settlement with the US government in April 2002, Carnival Corporation pled guilty to certain environmental violations. Carnival Corporation was sentenced under a plea agreement pursuant to which Carnival Corporation paid fines in fiscal 2002 totaling $18 million to the US government and other parties. Carnival Corporation accrued for these fines in fiscal 2001. Carnival Corporation was also placed on probation for a term of five years. Under the terms of the probation, any future violation of environmental laws by Carnival Corporation may be deemed a violation of probation. In addition, Carnival Corporation was required as a special term of probation to develop, implement and enforce a worldwide environmental compliance program. Carnival Corporation is in the process of implementing the environmental compliance program and expects to incur approximately $10 million in additional annual environmental compliance costs in 2003 and yearly thereafter as a result of the program. Since the completion of the DLC transaction, the terms of the environmental compliance program have become applicable to Carnival plc, which will result in higher environmental compliance costs for Carnival plc as well.

        Carnival Corporation & plc's costs of complying with current and future environmental laws and regulations, or liabilities arising from past or future releases of, or exposure to, hazardous substances or to vessel discharges, could increase the cost of compliance or otherwise materially adversely affect Carnival Corporation & plc's business, results of operations or financial condition.

New regulation of health, safety and security issues could increase operating costs and adversely affect net income.

        Carnival Corporation & plc is subject to various international, national, state and local health, safety and security laws, regulations and treaties. The International Maritime Organization, sometimes referred to as the IMO, which operates under the United Nations, has adopted safety standards as part of the International Convention for the Safety of Life at Sea, sometimes referred to as SOLAS, which is applicable to all of Carnival Corporation & plc's ships. Generally SOLAS establishes vessel design, structural features, materials, construction and life saving equipment requirements to improve passenger safety and security.

        In addition, ships that call on US ports are subject to inspection by the US Coast Guard for compliance with SOLAS and by the US Public Health Service for sanitary standards. Carnival Corporation & plc's ships are also subject to similar inspections pursuant to the laws and regulations of various other countries such ships visit. Finally, the US Congress recently enacted the Maritime Transportation Security Act of 2002 which implements a number of security measures at US ports, including measures that relate to foreign flagged vessels calling at US ports.

        Carnival Corporation & plc believes that health, safety and security issues will continue to be areas of focus by relevant government authorities both in the US and abroad. Resulting legislation or regulations, or changes in existing legislation or regulations, could impact the operations of Carnival Corporation & plc and would likely subject Carnival Corporation & plc to increasing compliance costs in the future.

Delays in ship construction and problems encountered at shipyards could reduce Carnival Corporation & plc's profitability.

        The construction of cruise ships is a complex process and involves risks similar to those encountered in other sophisticated construction projects, including delays in completion and delivery. In addition, industrial actions and insolvency or financial problems of the shipyards building Carnival Corporation & plc's ships could also delay or prevent the delivery of its ships under construction. These events could adversely affect Carnival Corporation & plc's profitability. However, the impact from a delay in delivery could be mitigated by contractual provisions and refund guarantees obtained by Carnival Corporation & plc.

        In addition, Carnival Corporation & plc has entered into forward foreign currency contracts to fix the cost in US dollars of some of Carnival Corporation & plc's foreign currency denominated shipbuilding contracts. If any of the shipyards are unable to perform under the related contract, the foreign currency forward contracts related to that shipyard's shipbuilding contracts would still have to be honored. This might require Carnival Corporation & plc to realize a loss on an existing contract without having the ability to have an offsetting gain on its foreign currency denominated shipbuilding contract, thus adversely affecting the financial results of Carnival Corporation & plc.

Risks Relating to the Guarantees

Carnival plc's guarantee and POPCIL's guarantee are governed by the laws of a foreign jurisdiction, and an action to enforce either guarantee must be brought in the courts of England.

        Unlike the Carnival Corporation debt securities offered by this prospectus, which will be governed by the laws of the State of New York, Carnival plc's guarantee and POPCIL's guarantee of any of Carnival Corporation's debt securities will each be issued under separate deeds of guarantee that are governed by the laws of the Isle of Man. An action to enforce either guarantee must be brought exclusively in the courts of England. Because of the exclusive jurisdiction of English courts, an action to enforce either guarantee may be separate from an action to enforce the terms of Carnival Corporation debt securities or related indentures, which may grant exclusive jurisdiction to other courts, such as specified Federal courts in the United States. Furthermore, the Carnival plc deed of guarantee was executed in connection with the DLC transaction. DLC transactions are relatively unusual and there is little or no case law in the Isle of Man or the United Kingdom relating to DLC transactions or the agreements related to them. As a result of all of these factors, it may be more difficult, expensive and time consuming for holders to enforce the guarantees of Carnival plc and POPCIL than a guarantee governed by New York law in a more traditional financing.

        Furthermore, because a substantial portion of Carnival Corporation's assets are located outside of the United Kingdom, any judgment related to the guarantee in England would then need to be enforced in other countries, such as the United States, which may require further litigation.

Carnival plc's guarantee and POPCIL's guarantee may be unenforceable due to fraudulent conveyance statutes and, accordingly, you could have no claim against either, as guarantor of any Carnival Corporation debt securities.

        Although laws differ among various jurisdictions, a court could, under fraudulent conveyance laws, subordinate or avoid the guarantees of Carnival plc or POPCIL if it found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors, or if the relevant guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and that the relevant guarantor:

  •
  was insolvent or rendered insolvent because of the guarantee;

  •
  was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond the relevant guarantor's ability to pay at maturity.

        Neither Carnival plc nor POPCIL believe that the issuance of their guarantees will be a fraudulent conveyance because, among other things, both Carnival plc and POPCIL will receive benefits. Carnival plc will receive a reciprocal guarantee by Carnival Corporation of its indebtedness, a major portion of which is currently guaranteed by POPCIL. In addition, Carnival plc and POPCIL receive the benefit of a streamlining and unification of the debt capital structure of Carnival Corporation & plc as a whole. However, if a court were to void the guarantee of a specific guarantor as the result of a fraudulent conveyance by such guarantor or hold it unenforceable for any other reason, you would cease to have a claim against that guarantor based on its guarantee and would solely be a creditor of Carnival Corporation and the remaining guarantor.

FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus or incorporated by reference into this prospectus are "forward-looking statements" that involve risks, uncertainties and assumptions with respect to Carnival Corporation, Carnival plc and Carnival Corporation & plc, including some statements concerning the transactions described in this prospectus, future results, plans, goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act and Section 21E of the Exchange Act. You can find many, but not all, of these statements by looking for words like "will," "may," "believes," "expects," "anticipates," "forecast," "future," "intends," "plans" and "estimates" and for similar expressions.

        Because forward-looking statements, including those which may impact the forecasting of net revenue yields, booking levels, pricing, occupancy, operating, financing and tax costs, estimates of ship depreciable lives and residual value or business prospects, involve risks and uncertainties, there are many factors that could cause Carnival Corporation's, Carnival plc's and Carnival Corporation & plc's actual results, performance or achievements to differ materially from those expressed or implied in this prospectus. These factors include, but are not limited to the following:

  •
  achievement of expected benefits from the DLC transaction;

  •
  risks associated with the DLC structure;

  •
  liquidity and index inclusion as a result of the implementation of the DLC structure, including a possible mandatory exchange of Carnival plc shares that may occur under Carnival plc's constituent documents;

  •
  risks associated with the uncertainty of the tax status of the DLC structure;

  •
  general economic and business conditions which may impact levels of disposable income of consumers and the net revenue yields for the cruise brands of Carnival Corporation & plc;

  •
  conditions in the cruise and land-based vacation industries, including competition from other cruise ship operators and providers of other vacation alternatives and increases in capacity offered by cruise ship and land-based vacation alternatives;

  •
  the impact of operating internationally;

  •
  the international political and economic climate, the recent military action in Iraq, other armed conflicts, terrorist attacks, availability of air service, and other world events and negative publicity and their impact on the demand for cruises;

  •
  accidents and other incidents at sea affecting the health, safety, security and vacation satisfaction of passengers;

  •
  the ability of Carnival Corporation & plc to implement its shipbuilding program and brand strategies and to continue to expand its businesses worldwide;

  •
  the ability of Carnival Corporation & plc to attract and retain shipboard crew and maintain good relations with employee unions;

  •
  the ability to obtain financing on terms that are favorable or consistent with Carnival Corporation & plc's expectations;

  •
  the impact of changes in operating and financing costs, including changes in foreign currency and interest rates and fuel, food, insurance and security costs;

  •
  changes in the tax, environmental, health, safety, security and other regulatory regimes under which Carnival Corporation & plc operates;

  •
  continued availability of attractive port destinations;

  •
  the ability to successfully implement cost improvement plans and to integrate business acquisitions;

  •
  continuing financial viability of Carnival Corporation & plc's travel agent distribution system;

  •
  weather patterns or natural disasters; and

  •
  the ability of a small group of shareholders effectively to control the outcome of shareholder voting.

        These risks and other risks are detailed in the section entitled "Risk Factors" and in the SEC reports of Carnival Corporation and Carnival plc. That section and those reports contain important cautionary statements and a discussion of many of the factors that could materially affect the accuracy of Carnival Corporation & plc's forward-looking statements and/or adversely affect Carnival Corporation & plc's businesses, results of operations and financial positions, which statements and factors are incorporated in this prospectus by reference.

        Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant listing rules, Carnival Corporation & plc expressly disclaims any obligation to disseminate, after the date of this prospectus, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

USE OF PROCEEDS

        Unless we state otherwise in the applicable prospectus supplement, we will add our net proceeds from the sale of any securities offered by us under this prospectus to our working capital. The proceeds will be available for general corporate purposes, which may include the repayment of indebtedness, the financing of capital commitments and possible future acquisitions to expand our business. Pending final application, the net proceeds may be invested in marketable securities, including certificates of deposit and commercial paper.

        We will not receive any proceeds from the resale of securities by selling securityholders under this prospectus or any supplement to it.

RATIO OF EARNINGS TO FIXED CHARGES

Carnival Corporation

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. Earnings include net income, adjusted for income taxes, minority interest and loss (income) from affiliated operations and dividends received, plus fixed charges and exclude capitalized interest. Fixed charges include gross interest expense, amortization of deferred financing expenses and an amount equivalent to interest included in rental charges. We have assumed that one-third of rental expense is representative of the interest portion of rent expense.

		Years Ended November 30,
	Three Months Ended February 28, 2003
		2002	2001	2000	1999	1998
Ratio of earnings to fixed charges(1)	3.8x	6.9x	7.1x	11.5x	11.3x	8.8x

(1)
This ratio has been calculated based on US GAAP.

Carnival plc

        The following table sets forth Carnival plc's ratio of earnings to fixed changes on a historical basis for the periods indicated. Earnings include net income, adjusted for income taxes and minority interest, plus fixed charges and exclude capitalized interest. Fixed charges include gross interest expense, amortization of deferred financing expenses and an amount equivalent to interest included in rental charges. Carnival plc has assumed that one-third of rent expense is representative of the interest portion of rent expense.

		Years Ended 31 December,
	Three Months Ended March 31, 2003
		2002	2001	2000	1999	1998
Ratio of earnings to fixed charges(1)	1.4x	2.6x	3.4x	4.5x	7.8x	6.2x

(1)
This ratio has been calculated based on generally accepted accounting principles in the United Kingdom, which differ in some respects from US GAAP.

POPCIL

        The following table sets forth POPCIL's ratio of earnings to fixed changes on a historical basis for the periods indicated. Earnings include net income, adjusted for income taxes and minority interest, plus fixed charges and exclude capitalized interest. Fixed charges include gross interest expense, amortization of deferred financing expenses and an amount equivalent to interest included in rental charges. POPCIL has assumed that one-third of rent expense is representative of the interest portion of rent expense.

		Years Ended 31 December,
	Three Months Ended March 31, 2003
		2002	2001	2000	1999	1998
Ratio of earnings to fixed charges(1)	2.8x	5.5x	8.1x	4.7x	7.8x	6.2x

(1)
This ratio has been calculated based on generally accepted accounting principles in the United Kingdom, which differ in some respects from US GAAP.

Carnival Corporation & plc

        On a pro forma combined basis, giving effect to the DLC transaction as if it had occurred at the beginning of the relevant periods, Carnival Corporation & plc's ratio of earnings to fixed charges would have been 5.3x for the year ended December 31, 2002 and 2.6x for the three months ended February 28, 2003.

DESCRIPTION OF DEBT SECURITIES

        We may issue from time to time debt securities in one or more series that will consist of either senior debt ("Senior Debt Securities") or subordinated debt ("Subordinated Debt Securities"). The Senior Debt Securities will be issued under an indenture dated as of March 1, 1993 (the "Senior Indenture"), between us and U.S. Bank National Association (the "Senior Trustee"), as Trustee. The Subordinated Debt Securities will be issued under an indenture (the "Subordinated Indenture"), between us and a trustee to be named in the applicable prospectus supplement (the "Subordinated Trustee"). The term "Indenture" refers to either the Senior Indenture or the Subordinated Indenture, as appropriate, the term "Trustee" refers to either the Senior Trustee or the Subordinated Trustee, as appropriate, and the term "Debt Securities" refers to the Senior Debt Securities and the Subordinated Debt Securities. Each Indenture will be subject to and governed by the Trust Indenture Act of 1939.

        The following statements with respect to the Debt Securities are not complete and are subject to the detailed provisions of the Senior Indenture and the Subordinated Indenture. Forms of these agreements are filed as exhibits to the Registration Statement.

        The particular terms of each series of Debt Securities (including any additions or modifications to the general terms of the Debt Securities) will be described in a prospectus supplement that will be filed with the Commission. To review the terms of a particular series of Debt Securities, you must refer to both the prospectus supplement for the particular series and to the description of Debt Securities contained in this prospectus. There may be different trustees for one or more different series of Debt Securities. See "—Trustee".

General

        The aggregate public offering price of the Senior Debt Securities and Subordinated Debt Securities to be offered by this prospectus will not exceed $1,000,000,000 (or its foreign exchange rate equivalent if any Debt Securities are offered in currencies other than U.S. dollars). The Indenture allows us to issue additional Debt Securities in amounts authorized by our Board of Directors or a duly authorized committee of our Board of Directors.

        The applicable prospectus supplement for a series of Debt Securities to be issued will describe the following terms of the offered Debt Securities:

  •
  the title;

  •
  the aggregate principal amount;

  •
  the percentage of their principal amount at which they will be offered;

  •
  the date or dates on which principal is payable;

  •
  the interest rate or rates and/or the method of determining the interest rates;

  •
  the dates from which interest, if any, will accrue, the method of determining those dates, and the dates on which interest is payable;

  •
  the terms for redemption, extension or early repayment;

  •
  the denominations in which the Debt Securities are authorized to be issued (if other than denominations of $1,000 or any integral multiple thereof);

  •
  the currency or currencies of payment of principal or interest;

  •
  the provisions for a sinking fund, if any;

  •
  if it is an amount other than the principal amount of the Debt Securities, the portion of the principal amount that will be payable if the maturity of the Debt Securities is declared to be accelerated;

  •
  any other restrictive covenants included for the benefit of the holders of the Debt Securities;

  •
  the events of default;

  •
  whether the Debt Securities are issuable as a global security or Securities;

  •
  the applicable tax consequences related to the Debt Securities;

  •
  the terms and conditions, if any, under which the Debt Securities may be converted into or exchanged for our common stock or other securities;

  •
  the applicability of the provisions described in "—Defeasance" below;

  •
  any subordination provisions applicable to the Debt Securities in addition to or different than those described under "—Subordination" below; and

  •
  any other term or provision which is not inconsistent with the Indenture.

        One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Any applicable Federal income tax consequences and special considerations will be described in the applicable prospectus supplement.

        Except as otherwise stated in the applicable prospectus supplement, principal, premium, if any, and interest, if any, will be payable at an office or agency to be maintained by us, except that at our option, interest may be paid by a check mailed to the person entitled to it.

        The Debt Securities will be issued only in fully registered form without coupons and may be presented for registration of transfer or exchange at the corporate trust office of the Trustee. No service charge will be made for any transfer or exchange of the Debt Securities, but we may require payment of a sum to cover any tax or other governmental charge that must be paid in connection with the transfer or exchange. Not all Debt Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Debt Securities of that series.

        The Indenture does not contain any covenants or provisions that are specifically intended to give holders of the Debt Securities protection if we undertake a highly leveraged transaction. With respect to any series of Debt Securities, the existence or non-existence of such covenants or provisions will be disclosed in the applicable prospectus supplement.

        Neither Panamanian law nor our Articles of Incorporation or By-laws limit the right of non-resident or foreign owners to hold Debt Securities. While no tax treaty currently exists between the Republic of Panama and the United States, we believe that under current law interest payments to holders of our Debt Securities are not subject to taxation under the laws of the Republic of Panama.

Book-Entry System

        The Debt Securities of a series may be issued in the form of one or more global securities that will be deposited with a depository (the "Depository") or with a nominee for the Depository identified in the applicable prospectus supplement, and will be registered in the name of the Depository or a nominee of it. In such a case one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the Debt Securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a global security may be transferred, in whole but not in part, only to another nominee of the Depository for that series, or to a successor Depository for that series selected or approved by us, or to a nominee of that successor Depository.

        The specific depository arrangement with respect to any series of Debt Securities to be represented by a global security will be described in the applicable prospectus supplement.

Payment of Additional Amounts

        We will agree that any amounts payable on the Debt Securities will be paid without deduction or withholding for any taxes, levies, imposts or other governmental charges imposed, assessed, levied or collected by or for the account of the Republic of Panama or any of its political subdivisions or taxing authorities or by or for the account of the jurisdiction of incorporation (other than the United States) of a successor corporation to us, to the extent that such taxes first become applicable as a result of the successor corporation becoming the obligor on the Debt Securities ("Panamanian Taxes"). In addition, if deduction or withholding of any Panamanian Taxes is ever required by the Republic of Panama or any of its political subdivisions or taxing authorities (or the jurisdiction of incorporation (other than the United States) of a successor corporation to us), we will (if the holders or beneficial owners of the relevant Debt Securities comply with any relevant administrative requirements) pay any additional amounts ("Additional Amounts") required to make the net amounts paid to the holders of the Debt Securities or the Trustee under the Indenture, as the case may be, after such deduction or withholding, equal to the amounts of principal, premium, if any, interest, if any, and sinking fund or analogous payments, if any, to which those holders or the Trustee are entitled. We are not required to pay Additional Amounts in respect of the following Taxes ("Excluded Taxes"):

  •
  any present or future Panamanian Taxes which would not have been so imposed, assessed, levied or collected if the holder or beneficial owner of the relevant Debt Security were not or had not been a domiciliary, national or resident of, or engaging or having been engaged in business or maintaining or having maintained a permanent establishment or being or having been physically present in, the Republic of Panama (or the jurisdiction of incorporation of a successor corporation to us) or any such political subdivision of such jurisdiction or otherwise having or having had some connection with any such jurisdiction other than holding or owning a Debt Security, or collecting principal and interest, if any, on, or the enforcement of, a Debt Security;

  •
  any present or future Panamanian Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Debt Security was presented more than thirty days after the date the payment became due or was provided for, whichever is later; or

  •
  any present or future Panamanian Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Republic of Panama (or the jurisdiction of incorporation of a successor corporation to us) or any of its political subdivisions of the holder or beneficial owner of the relevant Debt Security, if compliance is required by statute or by rules or regulations of any such jurisdiction as a condition to relief or exemption from Panamanian Taxes.

        We or any successor to us, as the case may be, will indemnify and hold harmless each holder of the Debt Securities and upon written request reimburse each holder for the amount of:

  •
  any Panamanian Taxes levied or imposed and paid by the holder of the Debt Securities (other than Excluded Taxes) as a result of payments made with respect to the Debt Securities;

  •
  any liability (including penalties, interest and expenses) arising from or in connection with the levying or imposing of any Panamanian Taxes; and

  •
  any Panamanian Taxes levied or imposed with respect to payment of Additional Amounts or any reimbursement pursuant to this list.

        We or our successor, as the case may be, will also:

  •
  make such withholding or deduction; and

  •
  remit the full amount deducted or withheld, to the relevant authority in accordance with applicable law.

        We or any successor to us, as the case may be, will furnish the Trustee within 30 days after the date the payment of any Panamanian Taxes is due, certified copies of tax receipts evidencing the payment by us or any successor to us, as the case may be. The Trustee will forward copies of the tax receipts to the holders of the Debt Securities.

        At least 30 days prior to each date on which any payment under or with respect to the Debt Securities is due and payable, if we will be obligated to pay Additional Amounts with respect to those payments, we will deliver to the Trustee an officers' certificate stating that Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the Trustee to pay the Additional Amounts to holders of the Debt Securities on the payment date.

Redemption or Assumption of Debt Securities Under Certain Circumstances

        Unless otherwise specified in the prospectus supplement with respect to any series of Debt Securities, if as the result of any change in or any amendment to the laws, including any regulations and any applicable double taxation treaty or convention, of the Republic of Panama (or non-U.S. jurisdiction of incorporation of a successor corporation to us), or of any of its political subdivisions or taxing authorities affecting taxation, or any change in an application or interpretation of those laws, which change, amendment, application or interpretation becomes effective on or after the original issuance date of the series (or, in certain circumstances, the later date on which a corporation becomes a successor corporation to us), we determine based upon an opinion of independent counsel of recognized standing that:

  •
  we would be required to pay Additional Amounts on the next succeeding date for the payment thereof, or

  •
  any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the Republic of Panama (or the jurisdiction of incorporation (other than the United States) of a successor corporation to us) or by any of its political subdivisions or taxing authorities, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then we may, at our option, on giving not less than 30 nor more than 60 days' irrevocable notice, redeem the series of Debt Securities in whole at any time (other than Debt Securities of a series having a variable rate of interest, which may be redeemed only on an interest payment date) at a redemption price equal to 100% of the principal amount plus accrued interest to the date fixed for redemption (other than outstanding original issue discount Debt Securities, which may be redeemed at the redemption price specified by the terms of each series of such Debt Securities). No notice of redemption may be given more than 90 days prior to the earliest date on which we would be obligated to pay the Additional Amounts or the tax would be imposed, as the case may be. Also, at the time that the notice of redemption is given, the obligation to pay Additional Amounts or tax, as the case may be, must be in effect.

Merger and Consolidation

        We cannot consolidate with or merge into any other person or transfer or lease all or substantially all of our assets to any person unless:

  •
  after giving effect to the transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing; and

  •
  the person formed by the consolidation or into which we merged, or the person which acquires or leases all or substantially all of our assets, assumes all our obligations under the Debt Securities and the Indenture.

Events of Default and Notice

        Unless otherwise noted in an applicable prospectus supplement, the following are "Events of Default" in respect of a particular series of Debt Securities:

  •
  failure to pay interest (including Additional Amounts) for 30 days after it is due;

  •
  failure to pay the principal or premium, if any, when due;

  •
  failure to make a sinking fund payment for five days after it becomes due;

  •
  failure to perform any other covenant for 60 days after being given written notice of the failure in accordance with the Indenture;

  •
  failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by us in excess of $20 million, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of us receiving written notice of the failure in accordance with the Indenture;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other Event of Default, as indicated in the applicable prospectus supplement.

        If an Event of Default in respect of a particular series of Debt Securities outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities outstanding of the series may declare the principal amount (or, if the Debt Securities of the series are original issue discount Debt Securities, the portion of the principal amount as may be specified in the terms of the series) of all of the Debt Securities of the series to be due and payable immediately. At any time after such a declaration of acceleration has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the Trustee, the holders of a majority in aggregate principal amount outstanding of the Debt Securities of the affected series may, under certain circumstances, rescind and annul the declaration and its consequences if all Events of Default relating to the Debt Securities of the series, other than the non-payment of principal due solely by the declaration of acceleration, have been cured or waived as provided in the Indenture.

        The Trustee will, within 90 days after a default in respect of a series of Debt Securities, give the holders of the series notice of all uncured defaults known to it (the term "default" includes the events specified above without grace periods). However, except in the case of default in the payment of the principal of, or premium, if any, on or interest on any of the Debt Securities of the series, or in the payment of any sinking fund installment with respect to the Debt Securities of the series, the Trustee may withhold such notice and will not be liable to holders for doing so, if the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the series.

        Pursuant to the terms of the Indenture, we are required to furnish to the Trustee annually a statement of certain of our officers stating whether or not to the best of their knowledge we are in default, in respect of any series of Debt Securities, in the performance and observance of the terms of the Indenture and, if we are in default, specifying the default and the nature of it.

        The Indenture provides that the holders of a majority in aggregate principal amount of all Debt Securities then outstanding of a particular series will have the right to waive certain defaults in respect of the series and, subject to certain limitations, to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Indenture provides that, in case an Event of Default in respect of a particular series of Debt Securities occurs (which is not cured or waived), the Trustee will be required to exercise such of its rights and powers under the Indenture, and to use the degree of care and skill in their exercise, that a prudent man would exercise or use in the conduct of his own affairs. Otherwise, the Trustee need only perform such duties as are specifically set forth in the Indenture. Subject to those provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the series unless they have offered to the Trustee reasonable security or indemnity.

        No holder of any series of Debt Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy under it, unless the holder has previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the series have made written request, and offered reasonable indemnity, to the Trustee to institute such a proceeding as trustee. In addition, the Trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series a direction inconsistent with the request and have failed to institute the proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Debt Security for enforcement of payment of the principal of and premium, if any, or interest on the Debt Security on or after the respective due dates expressed in the Debt Security.

        The Events of Default may be modified with respect to a series of Debt Securities. Any such modification will be described in a prospectus supplement.

Modification of the Indenture

        With certain exceptions, we may modify the Indenture, our rights and obligations, and the rights of the holders of a particular series, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the outstanding Debt Securities of that series. However, without the consent of each affected holder of each Debt Security of a series, no modification may be made which would:

  •
  change the stated maturity of the principal or premium, if any, of a Debt Security in the series;

  •
  change the stated maturity of the interest (including Additional Amounts) on any Debt Security in the series;

  •
  reduce the principal amount of a Debt Security in the series;

  •
  reduce the interest rate on any Debt Security in the series; or

  •
  reduce the amount of principal of an original issue discount Debt Security that is payable upon the acceleration of the maturity of the Security.

        In addition, the consent of the holders of all then outstanding Debt Securities of the series is required to reduce the percentage of holders of Debt Securities whose consent is required to modify the Indenture.

Defeasance

        An applicable supplemental indenture may allow us to elect either:

  (1)
  to defease and be discharged from any and all obligations with respect to the Debt Securities of any series pursuant to the supplemental indenture, except for the obligation to pay Additional Amounts and certain other obligations, or

  (2)
  to be released from our obligations with respect to the Debt Securities under certain sections of the Indenture or supplemental indenture or certain Events of Default.

        In order to exercise either defeasance option, we must irrevocably deposit with the applicable Trustee, in trust, money or certain direct qualifying obligations of the United States or an agency or instrumentality of the United States which, in either case, are not callable at the issuer's option ("U.S. Government Obligations") or certain depositary receipts for U.S. Government Obligations that through the payment of interest and principal on them will provide sufficient money to pay all the principal of and premium, if any, and any interest on, the Debt Securities on the dates the payments are due. Defeasance may be effected only if, among other things:

  •
  no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the applicable Indenture has occurred and is continuing on the date of the deposit;

  •
  in the event of defeasance under clause (1) above, we have delivered an opinion of counsel, stating that we have received from, or there has been published by, the Internal Revenue Service a ruling, or since the date of the applicable supplemental indenture there has been a change in applicable federal law, holding that the holders of the Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of the deposit or defeasance, and will be subject to United States federal income tax in the same manner as if the defeasance had not occurred; and

  •
  in the event of defeasance under clause (2) above, we have delivered an opinion of counsel to the effect that, among other things, the holders of the Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of the deposit or defeasance and will be subject to United States federal income tax in the same manner as if the defeasance had not occurred.

        If we fail to comply with our remaining obligations under the applicable Indenture or supplemental indenture after a defeasance of the Indenture and supplemental indenture with respect to Debt Securities as described under clause (2) above, and the Debt Securities are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee might be insufficient to pay amounts due on the Debt Securities of the series at the time of the acceleration resulting from the Event of Default. However, we will remain liable in respect of the payments.

Subordination

        If our assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any), and interest on, the Subordinated Debt Securities will be paid after, to the extent provided in the Subordinated Indenture and the applicable supplemental indenture, all senior indebtedness is paid in full, including Senior Debt Securities. Nevertheless, our obligation to pay principal (and premium, if any) or interest on the Subordinated Debt Securities will not otherwise be affected. We may not pay any principal (or premium, if any), sinking fund or interest on the Subordinated Debt Securities when we are in default in the payment of principal, premium, if any, sinking fund or interest on senior indebtedness. If, while we are in default on senior indebtedness, any payment is received by the Subordinated Trustee under the Subordinated Indenture or the holders of any of the Subordinated Debt Securities before we have paid all senior indebtedness in full, the payment or distribution must either be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Until we have paid the senior indebtedness in full, the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of our senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the Subordinated Debt Securities.

        Because of the way in which the subordination provisions operate, if our assets are distributed upon insolvency, certain of our general creditors may recover more, ratably, than holders of Subordinated Debt Securities. The Subordinated Indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge, and the legal defeasance, provisions of the Subordinated Indenture.

        If this prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated by reference in it will describe the approximate amount of senior indebtedness outstanding as of a recent date.

Conversion Rights

        The terms and conditions, if any, on which Debt Securities being offered are convertible into our common stock or other of our securities will be set forth in an applicable prospectus supplement. The terms to be described will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the Debt Securities are redeemed.

Trustee

        The Trustee may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to that or those series. In the event that there are two or more persons acting as Trustee with respect to different series of Debt Securities, each Trustee will be a trustee of a trust or trusts under the Indenture that are separate and apart from the trust or trusts administered by any other Trustee, and any action permitted or required to be taken by the "Trustee" may be taken by each successor Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which that successor is acting as Trustee.

Governing Law

        The Debt Securities and the Indenture are governed by and will be construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE CARNIVAL PLC GUARANTEE

        Carnival plc is guaranteeing our monetary obligations under some or all of the Debt Securities on an unsecured and unsubordinated basis. Carnival plc's guarantee is being issued under its deed of guarantee, which Carnival plc and we executed at the closing of the DLC transaction on April 17, 2003. At the closing of the DLC transaction, Carnival plc and we also executed a separate deed of guarantee reciprocal to Carnival plc's, under which we guaranteed specified obligations of Carnival plc owed to creditors. The following description is a summary of the material provisions of Carnival plc's deed of guarantee. The summary is not complete and may not cover information that you may find important. Accordingly, this summary is subject to, and qualified in its entirety by reference to, the detailed provisions of Carnival plc's deed of guarantee. You should read Carnival plc's deed of guarantee carefully and in its entirety because it, and not this description, defines your rights under the Carnival plc deed of guarantee.

Form of Guarantee

        The Carnival plc guarantee will be in uncertificated form.

Obligations Guaranteed

        Under Carnival plc's deed of guarantee, Carnival plc has fully, unconditionally and irrevocably undertaken and promised to us that Carnival plc will, as a continuing obligation, make to the creditor to whom or to which it is owed the proper and punctual payment of each of the following obligations, following written demand on the relevant primary obligor, if for any reason we do not make such payment on the relevant due date:

  •
  any contractual monetary obligations owed to our creditors incurred under an agreement entered into since completion of the DLC transaction;

  •
  any contractual monetary obligations of other persons, referred to as principal debtors, which are guaranteed by us and incurred under an agreement entered into since completion of the DLC transaction; and

  •
  any other obligation of any kind that may be agreed in writing between us and Carnival plc.

Carnival plc's deed of guarantee provides that the creditors to whom our obligations are owed are intended third party beneficiaries of Carnival plc's deed of guarantee. Subject to protective procedures for existing and new beneficiaries of Carnival plc's guarantee, we and Carnival plc may exclude obligations from coverage under Carnival plc's deed of guarantee by agreement, as described below under "—Exclusions from the Guarantee." If a series of Debt Securities is excluded from coverage under Carnival plc's deed of guarantee, the prospectus supplement relating to those Debt Securities will so state.

        Should any obligation not be recoverable from Carnival plc as a result of the obligation becoming void, voidable or unenforceable against us, Carnival plc also has agreed that it will, as sole, original and independent obligor, make payment on such obligation by way of a full indemnity. Unless otherwise provided in Carnival plc's deed of guarantee, Carnival plc's liabilities and obligations under Carnival plc's deed of guarantee will remain in force notwithstanding any act, omission, neglect, event or matter which would not affect or discharge our liabilities owed to the relevant creditor, including, without limitation:

  •
  anything which would have discharged Carnival plc, wholly or in part, but not us;

  •
  anything which would have offered Carnival plc, but not us, any legal or equitable defense; and

  •
  any winding-up, insolvency, dissolution and/or analogous proceeding of, or any change in constitution or corporate identity or loss of corporate identity by, us or any other person or entity.

        In the event that Carnival plc is required under the Carnival plc guarantee to make a payment to a creditor, we will reimburse Carnival plc for those payments.

Exclusions from the Guarantee

        We and Carnival plc may, by entering into a supplemental deed of guarantee and by giving the required notice, exclude from the scope of Carnival plc's deed of guarantee obligations of a particular type, or a particular obligation or obligations, incurred after a specified date. The specified date must be:

  •
  in the case of obligations of a particular type, at least three months after the date on which notice of the relevant exclusion is given, or

  •
  in the case of a particular obligation, at least five business days, or such shorter period as the relevant creditor may agree, after the date on which notice is given to the relevant creditor.

However, no such agreement or exclusion shall be effective with respect to any obligation incurred before, or arising out of, any credit or similar facility available for use at, the time at which the relevant agreement or exclusion becomes effective. Therefore, under this provision we and Carnival plc would not be able to exclude a series of Debt Securities or the indenture governing such Debt Securities from the scope of Carnival plc's deed of guarantee after the issuance of those Debt Securities without the consent of the trustee under the indenture and the requisite holders of the relevant Debt Securities.

No Defense, Set-off and Counterclaim

        In respect of any claim against Carnival plc by a creditor under Carnival plc's deed of guarantee, Carnival plc will not have available to it:

  •
  by way of defense or set-off, any matter that arises from or in connection with Carnival plc's deed of guarantee, and which would have been available to Carnival plc by way of defense or set-off if the proceedings had been brought against Carnival plc by us,

  •
  by way of defense or set-off, any matter that would have been available to Carnival plc by way of defense or set-off against a creditor if the creditor had been a party to Carnival plc's deed of guarantee, or

  •
  by way of counterclaim any matter not arising from Carnival plc's deed of guarantee that would have been available to Carnival plc by way of counterclaim against a creditor if the creditor had been a party to Carnival plc's deed of guarantee.

Governing Law and Jurisdiction

        Carnival plc's deed of guarantee is governed and construed in accordance with the laws of the Isle of Man. All actions or proceedings arising out of or in connection with Carnival plc's deed of guarantee must be exclusively brought in courts in England. In addition, the issuance of the Carnival plc guarantee will not affect the governing law of any Debt Securities guaranteed, which will continue to be governed by the laws of the State of New York. It is therefore likely that the governing law and the jurisdiction in which actions may be brought in respect of the Carnival plc guarantee will be different from those for the Debt Securities. See "Risk Factors—Risks Relating to the Guarantees—Carnival plc's guarantee and POPCIL's guarantee are governed by the laws of a foreign jurisdiction, and an action to enforce either guarantee must be brought in the courts of England."

Termination

        No termination of Carnival plc's deed of guarantee will be effective with respect to any obligation under Carnival plc's deed of guarantee incurred before, or arising out of, any credit or similar facility available for use at, the time at which the termination becomes effective. Therefore, after the issuance of a series of Debt Securities made subject to the Carnival plc's deed of guarantee, the termination provisions described below will not apply to those Debt Securities without the consent of the trustee under the indenture and the requisite holders of those Debt Securities.

        Subject to that limitation, Carnival plc's deed of guarantee will terminate:

  •
  automatically upon the termination or the discontinuance of effectiveness of the Equalization and Governance Agreement, which was entered into by us and Carnival plc at the closing of the DLC transaction and is the primary agreement governing the ongoing relationship between us and Carnival plc as a dual listed company operating as a single economic entity,

  •
  automatically upon the termination or discontinuance of effectiveness of our deed of guarantee, or

  •
  on such future date as Carnival plc may determine with the giving of three months' notice following our consenting to such termination, although our consent shall not be required if prior to the date of such notice a resolution is passed or an order is made for the liquidation of us.

Amendment

        We and Carnival plc may amend Carnival plc's deed of guarantee by entering into a supplemental deed. However, no amendment of Carnival plc's deed of guarantee will be effective with respect to any obligation under Carnival plc's deed of guarantee incurred before, or arising out of, any credit or similar facility available for use at, the time at which the amendment becomes effective. Therefore, after the issuance of a series of Debt Securities subject to Carnival plc's deed of guarantee, no such amendment may become effective with respect to such Debt Securities without the consent of the trustee and the requisite holders of those Debt Securities.

DESCRIPTION OF THE POPCIL GUARANTEE

        POPCIL is expected to guarantee some or all of the Debt Securities on an unsecured and unsubordinated basis on terms described below. POPCIL's guarantee would be issued under its deed of guarantee, which it executed with Carnival plc and us on June 19, 2003. Under POPCIL's deed of guarantee, on terms substantially the same as those described below, POPCIL has also agreed to guarantee all of Carnival plc's indebtedness and related obligations to that indebtedness incurred under agreements entered into after April 17, 2003. The following description is a summary of the material provisions of POPCIL's deed of guarantee. The summary is not complete and may not cover information that you may find important. Accordingly, this summary is subject to, and qualified in its entirety by reference to, the detailed provisions of POPCIL's deed of guarantee. You should read POPCIL's deed of guarantee carefully and in its entirety because it, and not this description, defines your rights under POPCIL's deed of guarantee.

Form of Guarantee

        The POPCIL guarantee will be in uncertificated form.

Obligations Guaranteed

        Under POPCIL's deed of guarantee, POPCIL has fully, unconditionally and irrevocably undertaken and promised to us that POPCIL will, as a continuing obligation, make to the creditor to whom or to which it is owed the proper and punctual payment of each of the following obligations, following written demand on the relevant primary obligor, if for any reason we do not make such payment on the relevant due date:

  •
  any Indebtedness and Related Obligations to that Indebtedness incurred by us under an agreement entered into since April 17, 2003;

  •
  any other Indebtedness and Related Obligations to that Indebtedness that we agree to cover under our deed of guarantee related to the DLC transaction; and

  •
  any other obligation of any kind that may be agreed in writing among us, Carnival plc and POPCIL.

        We refer to the obligations listed in the three bullets above in this description of POPCIL's guarantee as the "Obligations."

        POPCIL's deed of guarantee provides that the creditors to whom the Obligations are owed are intended third party beneficiaries of POPCIL's deed of guarantee. Subject to protective procedures for existing and new beneficiaries of POPCIL's guarantee, we, POPCIL and Carnival plc may exclude obligations from coverage under POPCIL's deed of guarantee by agreement, as described below under "—Exclusions from the Guarantee." If a series of Debt Securities is excluded from the coverage of POPCIL's deed of guarantee, the prospectus supplement relating to those Debt Securities will so state.

        Should any Obligation not be recoverable from POPCIL as a result of the Obligation becoming void, voidable or unenforceable against us, POPCIL also has agreed that it will, as sole, original and independent obligor, make payment on such obligation by way of a full indemnity. Unless otherwise provided in POPCIL's deed of guarantee, POPCIL's liabilities and obligations under POPCIL's deed of guarantee will remain in force notwithstanding any act, omission, neglect, event or matter which would not affect or discharge our liabilities owed to the relevant creditor, including, without limitation:

  •
  anything which would have discharged POPCIL, wholly or in part, but not us;

  •
  anything which would have offered POPCIL, but not us, any legal or equitable defense; and

  •
  any winding-up, insolvency, dissolution and/or analogous proceeding of, or any change in constitution or corporate identity or loss of corporate identity by, us or any other person or entity.

        In the event that POPCIL is required under POPCIL's deed of guarantee to make a payment to a creditor, we will reimburse POPCIL for those payments.

Exclusions from the Guarantee

        We, Carnival plc and POPCIL may, by entering into a supplemental deed of guarantee and by giving the required notice, exclude from the scope of POPCIL's deed of guarantee obligations of a particular type, or a particular obligation or obligations, incurred after a specified date. The specified date must be:

  •
  in the case of obligations of a particular type, at least five business days after the date on which notice of the relevant exclusion is given, or

  •
  in the case of a particular obligation, at least five business days, or such shorter period as the relevant creditor may agree, after the date on which notice is given to the relevant creditor.

However, no such agreement or exclusion shall be effective with respect to any Obligation incurred before, or arising out of, any credit or similar facility available for use at, the time at which the relevant agreement or exclusion becomes effective. Therefore, under this provision we, POPCIL and Carnival plc would not be able to exclude a series of Debt Securities or the indenture governing such Debt Securities from the scope of POPCIL's deed of guarantee after the issuance of those Debt Securities without the consent of the trustee under the indenture and the requisite holders of the relevant Debt Securities.

No Defense, Set-off and Counterclaim

        In respect of any claim against POPCIL by a creditor under POPCIL's deed of guarantee, POPCIL will not have available to it:

  •
  by way of defense or set-off, any matter that arises from or in connection with POPCIL's deed of guarantee, and which would have been available to POPCIL by way of defense or set-off if the proceedings had been brought against POPCIL by us,

  •
  by way of defense or set-off, any matter that would have been available to POPCIL by way of defense or set-off against a creditor if the creditor had been a party to POPCIL's deed of guarantee, or

  •
  by way of counterclaim any matter not arising from POPCIL's deed of guarantee that would have been available to POPCIL by way of counterclaim against a creditor if the creditor had been a party to POPCIL's deed of guarantee.

Governing Law and Jurisdiction

        POPCIL's deed of guarantee is governed and construed in accordance with the laws of the Isle of Man. All actions or proceedings arising out of or in connection with POPCIL's deed of guarantee must be exclusively brought in courts in England. In addition, the issuance of the POPCIL guarantee will not affect the governing law of any Debt Securities guaranteed, which will continue to be governed by the laws of the State of New York. Any jurisdictional provisions contained in the Debt Securities and the Indenture will also be unaffected by POPCIL's deed of guarantee. It is therefore likely that the governing law and the jurisdiction in which actions may be brought in respect of POPCIL's deed of guarantee will be different from those for the Debt Securities. See "Risk Factors—Risks Relating to the Guarantees—Carnival plc's guarantee and POPCIL's guarantee are governed by the laws of a foreign jurisdiction, and an action to enforce either guarantee must be brought in the courts of England."

Merger, Consolidation and Significant Asset Transfers

        Upon any consolidation, merger or other combination of POPCIL into or with or any Significant Asset Transfer to, a subsidiary of us or Carnival plc, POPCIL shall use all reasonable efforts to procure that the successor Person formed by that consolidation or into or with which POPCIL is merged or to which that Significant Asset Transfer is made, if other than POPCIL, shall execute a supplemental deed to POPCIL's deed of guarantee so as to succeed to, and be substituted for, and be able to exercise every right and power of, POPCIL under POPCIL's deed of guarantee with the same effect as if the successor Person had been named as the guarantor under POPCIL's deed of guarantee.

Termination

        The POPCIL deed of guarantee will terminate automatically, without the consent of any holder of Obligations, with respect to all Obligations, including those existing on the date of termination:

  •
  upon any consolidation, merger or other combination of POPCIL with or into any Person, including Carnival plc or us but excluding any subsidiary of Carnival plc or us;

  •
  upon any sale of voting securities or other capital stock of POPCIL to any Person other than Carnival plc, us or any of its or our respective subsidiaries such that after such sale, POPCIL is no longer a subsidiary of Carnival plc, us or any of its or our respective subsidiaries;

  •
  upon any sale, assignment, transfer, lease, conveyance or other disposition of assets by POPCIL to any Person, including Carnival plc or us but excluding any subsidiary of Carnival plc or us, if the POPCIL Remaining Consolidated Assets represent 3% or less of the Carnival Corporation & plc Remaining Consolidated Assets; or

  •
  if the consolidated Indebtedness of POPCIL and its subsidiaries (excluding Indebtedness represented by POPCIL's deed of guarantee), determined as of the most recently completed fiscal quarter of POPCIL in accordance with US GAAP, represents less than 3% of the consolidated indebtedness of Carnival Corporation & plc, determined as of the most recently completed fiscal quarter of Carnival Corporation & plc in accordance with US GAAP.

        Subject to the limitation described below, POPCIL's deed of guarantee will also terminate:

  •
  automatically upon the termination or the discontinuance of effectiveness of the Equalization and Governance Agreement, which was entered into by us and Carnival plc at the closing of the DLC transaction and is the primary agreement governing the ongoing relationship between us and Carnival plc as a dual listed company operating as a single economic entity,

  •
  automatically upon the termination or discontinuance of effectiveness of our deed of guarantee or the Carnival plc deed of guarantee, or

  •
  on such future date as POPCIL may determine with the giving of five business days' notice following Carnival plc and our consenting to such termination, although if prior to the date of such notice a resolution is passed or an order is made for the liquidation of either of us or Carnival plc, the consent of the company subject to the order or resolution shall not be required.

No termination described in the immediately preceding sentence will be effective with respect to an Obligation incurred before, or arising out of, any credit or similar facility available for use at, the time at which the termination becomes effective. Therefore, after the issuance of a series of Debt Securities that is subject to POPCIL's deed of guarantee, these termination provisions will not apply to any Debt

Securities or the related indenture without the consent of the trustee under the indenture and the requisite holders of the relevant Debt Securities after the issuance of such securities.

Amendment

        We, POPCIL and Carnival plc may amend POPCIL's deed of guarantee by entering into a supplemental deed. However, no amendment of POPCIL's deed of guarantee will be effective with respect to any obligation under POPCIL's deed of guarantee incurred before, or arising out of, any credit or similar facility available for use at, the time at which the amendment becomes effective. Therefore, after the issuance of a series of Debt Securities subject to the POPCIL deed of guarantee, no such amendment may become effective with respect to such Debt Securities without the consent of the trustee and the requisite holders of those Debt Securities.

Definitions

        The following terms, as used in this description, have the following definitions:

        "Carnival Corporation & plc Remaining Consolidated Assets" means, in respect of a sale, assignment, transfer, lease, conveyance or other disposition of assets, the consolidated assets of Carnival plc, us and its and our respective subsidiaries, determined in accordance with US GAAP, as of the most recently completed fiscal quarter of Carnival Corporation, giving pro forma effect to such sale, assignment, transfer, lease, conveyance or other disposition of assets and any related transactions.

        "Hedging Obligations" means, with respect to any person or entity, the obligations of that person or entity under:

  (1)
  currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange and interest rate collar agreements; and

  (2)
  other agreements or arrangements designed to protect that person or entity against fluctuations in currency exchange or interest rates.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect of any of those);

          (3)   in respect of banker's acceptances;

          (4)   representing capital lease obligations;

          (5)   representing the balance deferred and unpaid of the purchase price of any property;

          (6)   representing any hedging obligations; or

          (7)   in respect of guarantees of any obligations described in items (1) to (6), above;

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations and guarantees) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with generally accepted accounting principles in the United States. Notwithstanding the foregoing, Indebtedness shall not include:

          (a)   trade accounts payable and accrued expenses or liabilities arising in the ordinary course of business;

          (b)   any liability for federal, state or local taxes or other taxes or by such Person; or

          (c)   obligations of such Person with respect to performance and surety bonds and completion guarantees in the ordinary course of business.

        "Person" includes an individual, company, limited liability company, corporation, firm, partnership, joint venture, association, trust, state or agency of a state (in each case, whether or not having a separate legal personality).

        "POPCIL Remaining Consolidated Assets" means, in respect of any sale, assignment, transfer, lease, conveyance or other disposition of assets, the consolidated assets of POPCIL, determined in accordance with US GAAP, as of the most recently completed fiscal quarter of POPCIL, giving pro forma effect to such sale, assignment, transfer, lease, conveyance or other disposition of assets and any related transactions and excluding (1) any receivables from or Indebtedness owed by Carnival plc, us or any of its or our respective subsidiaries, other than subsidiaries of POPCIL, and (2) any investments in Carnival plc, us or any of its or our respective subsidiaries, other than subsidiaries of POPCIL.

        "Related Obligations" means, with respect to Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation evidencing such Indebtedness.

        "Significant Asset Transfer" means the sale, assignment, transfer, lease, conveyance or other disposition (in a single transaction or series of related transactions) of assets of POPCIL representing 90% or more of the book value of the consolidated assets of POPCIL, determined as of the most recently completed fiscal quarter of POPCIL, in accordance with US GAAP.

DESCRIPTION OF WARRANTS

        We may issue Warrants for the purchase of our common stock, preferred stock or Debt Securities, Warrants to purchase or sell debt securities of or guaranteed by the United States ("Government Debt Securities"), Warrants to purchase or sell foreign currencies, currency units or units of a currency index or currency basket, Warrants to purchase or sell units of a stock index or a stock basket and Warrants to purchase or sell a commodity or a commodity index. Warrants may be issued independently or together with any Securities offered by any prospectus supplement and may be attached to or separate from those Securities. The Warrants will be settled either through physical delivery or through payment of a cash settlement value as described in this prospectus and in any applicable prospectus supplement. The Warrants will be issued under warrant agreements (each a "Warrant Agreement") to be entered into with a bank or trust company, as warrant agent (the "Warrant Agent"), all as set forth in the relevant prospectus supplement. The Warrant Agent will act solely as our agent in connection with the Warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant certificates or beneficial owners of Warrants. The following summaries of certain provisions of the forms of Warrant Agreement are not complete and are qualified by reference to the provisions of the forms of Warrant Agreement (including the forms of Warrant certificates), copies of which will be filed as exhibits to the Registration Statement (or incorporated by reference into the Registration Statement).

        The particular terms of any Warrants (including any modification or additions to the general terms of the Warrants) will be described in a prospectus supplement that will be filed with the Commission. To review the terms of any particular Warrants, you must refer to both the prospectus supplement relating to such Warrants and to the description of the Warrants in this prospectus.

General

        A prospectus supplement will describe the following terms of any Warrants (to the extent such terms are applicable to the Warrants):

  •
  their title;

  •
  their aggregate number;

  •
  whether the Warrants are for the purchase or sale of our common stock, preferred stock, Debt Securities, Government Debt Securities, currencies, currency units, composite currencies, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or any other index or reference as described in the prospectus supplement;

  •
  their price or prices;

  •
  the currency or currencies, including composite currencies or currency units, in which the price of the Warrants may be payable;

  •
  the date, if any, on and after which the Warrants and the related common stock, preferred stock, or Debt Securities will be separately transferable;

  •
  the date on which the right to exercise the Warrants shall commence, and the date on which the right shall expire;

  •
  the maximum or minimum number of the Warrants which may be exercised at any time;

  •
  a discussion of material federal income tax considerations, if any;

  •
  the terms, procedures and limitations relating to the exercise of the Warrants; and

  •
  any other terms of the Warrants, including any terms which may be required or advisable under United States laws or regulations.

        If the Warrants are to purchase common stock or preferred stock, the prospectus supplement will also describe the purchase price for the underlying common stock or preferred stock.

        If the Warrants are to purchase Debt Securities, the prospectus supplement will also describe:

  •
  the designation, aggregate principal amount, currency, currency unit, composite currency or currency basket of denomination and other terms of the Debt Securities purchasable upon exercise of the Warrants;

  •
  the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Debt Security;

  •
  the date on and after which the Warrants and the related Debt Securities will be separately transferable, if any; and

  •
  the principal amount of Debt Securities purchasable upon exercise of each Warrant and the price at which and currency, currency unit, composite currency or currency basket in which the principal amount of Debt Securities may be purchased upon exercise.

        If the Warrants are to purchase or sell Government Debt Securities or a foreign currency, currency unit, composite currency, currency index or currency basket, the Warrants will be listed on a national securities exchange and the prospectus supplement will describe the amount and designation of the Government Debt Securities or currency, currency unit, composite currency, currency index or currency basket, as the case may be, subject to each Warrant, whether the Warrants are to purchase or sell the Government Debt Securities, foreign currency, currency unit, composite currency, currency index or currency basket, whether the Warrants provide for cash settlement or delivery of the Government Debt Securities or foreign currency, currency unit, composite currency, currency index or currency basket upon exercise, and the national securities exchange on which the Warrants will be listed.

        If the Warrants are to purchase or sell a stock index or a stock basket, the Warrants will provide for payment of an amount in cash determined by reference to increases or decreases in that stock index or stock basket and will be listed on a national securities exchange, and the prospectus supplement will describe the terms of the Warrants, whether the Warrants are to purchase or sell the stock index or stock basket, the stock index or stock basket covered by the Warrants and the market to which the stock index or stock basket relates, whether the Warrants are to purchase or sell the stock index or stock basket and the national securities exchange on which the Warrants will be listed.

        If the Warrants are to purchase or sell a commodity or commodity index, the Warrants will provide for cash settlement or delivery of the particular commodity or commodities, and the Warrants will be listed on a national securities exchange. The prospectus supplement will describe the terms of the Warrants, the commodity or commodity index covered by the Warrants, whether the Warrants are to purchase or sell the commodity or commodity index, whether the Warrants provide for cash settlement or delivery of the commodity or commodity index, the market, if any, to which the commodity or commodity index relates and the national securities exchange on which the Warrants will be listed.

        Warrant certificates may be exchanged for new Warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement. Warrants to purchase or sell Government Debt Securities or a foreign currency, currency unit, composite currency, currency index or currency basket, and Warrants to purchase stock indices or stock baskets or commodities or commodity indices, may be issued in the form of a single global warrant certificate, registered in the name of the nominee of the depository of the Warrants, or may initially be issued in the form of definitive certificates that may be exchanged, on a fixed date, or on a date or dates we select, for interests in a global warrant certificate, as described in the applicable prospectus supplement.

        Prior to the exercise of their Warrants, holders of Warrants to purchase common stock, preferred stock or Debt Securities will, until their Warrants are exercised, not have any of the rights of holders of such Securities.

        The aggregate public offering price of the Warrants offered under this prospectus will not exceed $1,000,000,000.

Exercise Of Warrants

        Each Warrant will entitle the holder to purchase the amount of common stock, preferred stock or Debt Securities, or purchase or sell the amount of Government Debt Securities, or the amount of currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodities, at the exercise price, or receive the settlement value in respect of that amount of Government Debt Securities, currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodity index, as shall in each case be set forth in or calculable from, the applicable prospectus supplement or as otherwise described in the prospectus supplement. Warrants may be exercised on the date set forth in the applicable prospectus supplement or as may be otherwise described in such prospectus supplement. After that date (or a later date declared by us), unexercised Warrants will become void.

        Subject to any restrictions and additional requirements that may be set forth in the applicable prospectus supplement, Warrants may be exercised by delivering to the Warrant Agent the Warrant certificate properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the common stock, preferred stock or Debt Securities, or (except in the case of Warrants providing for cash settlement) payment for or delivery of the Government Debt Securities or currency, currency unit, composite currency, currency index, currency basket, stock index, stock basket, commodity or commodities index purchased or sold upon exercise of the Warrants. Warrants will be deemed to have been exercised upon receipt of a Warrant certificate and the required payment, if applicable, at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement. We will, as soon as practicable thereafter, issue and deliver the Debt Securities purchasable upon such exercise, or purchase or sell such Government Debt Securities or currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodities, or pay the settlement value in respect of such Warrants. If fewer than all of the Warrants represented by a Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining amount of the Warrants.

DESCRIPTION OF CAPITAL STOCK

General

        The following is a description of the material terms of our capital stock. Because it is a summary, the following description is not complete and is subject to and qualified in its entirety by reference to our third amended and restated articles of incorporation, or articles, our amended and restated by-laws, or by-laws, and the other agreements specifically referenced in this section.

        Our authorized capital stock consists of 2,000,000,000 shares, of which 1,959,999,998 are shares of common stock, 40,000,000 are shares of preferred stock, one share is a special voting stock and one share is a special stock. As of July 1, 2003, there were 629,201,693 shares of common stock, no shares of preferred stock, one share of special voting stock and one share of special stock outstanding. The one share of special voting stock, which we refer to in this prospectus as the special voting share, and the one share of special stock, which we refer to in this prospectus as the equalization share, were issued in connection with the DLC transaction, which was completed on April 17, 2003. See "—Special Voting Share" and "—Equalization Share."

        Our common stock and the trust shares of beneficial interest in the P&O Princess Special Voting Trust, including the beneficial interest in the Carnival plc special voting share, are listed and trade together on the NYSE under the ticker symbol "CCL."

Common Stock

Voting Rights

        At any meeting of shareholders, all matters, except as otherwise expressly provided by Panamanian law, our articles or our by-laws, are decided by a majority of the votes cast by all shareholders entitled to vote, including, where applicable, the Carnival Corporation Special Voting Entity, as described below, who are present in person or by proxy at such meeting. In connection with the DLC transaction, special voting arrangements were implemented so that our shareholders and Carnival plc's shareholders vote together as a single decision-making body on all actions submitted to a shareholder vote other than matters designated as "class rights actions" or resolutions on procedural or technical matters.

        These are called joint electorate actions and include:

  •
  the appointment, removal or re-election of any director of us, Carnival plc or both;

  •
  if required by law, the receipt or adoption of the financial statements of us or Carnival plc or the annual accounts of both companies;

  •
  the appointment or removal of the auditors of either company;

  •
  a change of name by Carnival plc or us, or both; or

  •
  the implementation of a mandatory exchange based on a change in tax laws, rules or regulations.

        The following table illustrates how these voting arrangements would affect joint electorate actions needing to be passed by a majority vote, assuming 100% of each company's shareholders vote:

Carnival Corporation	Carnival plc	Outcome
64% or more approve	100% disapprove	Action taken
63% or less disapprove	100% approve	Action taken
51% or less approve	55% or more disapprove	Action not taken
51% or less disapprove	54% or more approve	Action taken

        The relative voting rights of the Carnival plc shares and our shares are determined by the equalization ratio. Based on the current equalization ratio of 1:1, each of our shares has the same voting rights as one Carnival plc share on joint electorate actions.

        A change in the equalization ratio resulting from a share reorganization or otherwise would only affect voting rights on a per share basis. In the aggregate, such a change would not affect the relative weighting between the current shareholders of us and Carnival plc.

        In the case of class rights actions, the company wishing to carry out the class rights action would require the prior approval of shareholders of both companies, each voting separately as a class. If shareholders of either company do not approve the action, it generally will fail.

        Class rights actions include:

  •
  the voluntary liquidation, dissolution or winding up, or equivalent, of either company for which shareholder approval is required, other than as part of a voluntary liquidation, dissolution or winding up, or equivalent, of both companies at or about the same time provided that such liquidation is not for the purpose of reconstituting all or a substantial part of the business of the two companies in one or more successor entities;

  •
  the sale, lease, exchange or other disposition of all or substantially all of the assets of either company other than a bona fide commercial transaction for valid business purposes and at fair market value and not as part of a proposal the primary purpose of which is to collapse or unify the DLC structure;

  •
  an adjustment to the equalization ratio, other than in accordance with the Equalization and Governance Agreement entered into by us and Carnival plc on April 17, 2003;

  •
  any amendment, removal or alteration of any of the provisions of Carnival plc's articles of association and our articles and by-laws which entrench specified core provisions of the DLC structure;

  •
  any amendment or termination of the principal agreements under which the DLC structure is implemented, except where otherwise specifically provided in the relevant agreement;

  •
  any amendment to, removal or alteration of the effect of certain tax-related provisions of our articles of incorporation that would be reasonably likely to cause a mandatory exchange; and

  •
  anything which the boards of both companies agree should be approved as a class rights action.

        The following table illustrates how these voting arrangements would affect class rights actions:

Carnival Corporation shareholders	Carnival plc shareholders	Outcome
Approve(1)	Disapprove	Action not taken
Disapprove	Disapprove	Action not taken
Disapprove	Approve(2)	Action not taken
Approve	Approve	Action taken

(1)
Assumes that holders of at least approximately 2% or more of our outstanding shares do not cast votes on the action. In contrast, if all of our shareholders voted in favor of the action, it would be taken.

(2)
Assumes that holders of at least approximately 2% or more of the outstanding Carnival plc shares do not cast votes on the action, or in the case of a special resolution that at least one vote is cast against the action. In contrast, if all Carnival plc shareholders voted in favor of the action, it would be taken.

        No resolution to approve a class rights action or joint electorate action will be approved unless a parallel Carnival plc shareholders' meeting is held to vote on any equivalent resolution.

        Our board and the Carnival plc board may:

  •
  decide to seek approval from shareholders for any matter that would not otherwise require such approval;

  •
  require any joint electorate action to instead be approved as a class rights action; or

  •
  specify a higher majority vote than the majority that would otherwise be required by applicable laws and regulations.

Equalization Ratio

        The Equalization and Governance Agreement, which was executed on April 17, 2003 by us and Carnival plc in connection with the DLC transaction, governs the equalization ratio, which reflects the relative economic and voting interests represented by an individual share of common equity in each company. As of June 1, 2003, the "equalization ratio" between shares of our common stock and Carnival plc ordinary shares was 1:1, so one share of our common stock is entitled to the same economic and voting interests in Carnival Corporation & plc as one Carnival plc ordinary share.

        In order to effect the relative rights of Carnival Corporation shares and Carnival plc shares under the DLC transaction, we and Carnival plc agreed in the Equalization and Governance Agreement that Carnival Corporation & plc would be operated under the following DLC equalization principles:

  •
  the equalization ratio will effectively govern the proportion in which distributions of income and capital are made to the holders of our shares relative to the holders of Carnival plc shares, and vice versa, and the relative voting rights of the holders of our shares and the holders of Carnival plc shares on joint electorate actions;

  •
  issuances of or transactions affecting the share capital of us or Carnival plc will be implemented in a way which will not give rise to a materially different financial effect as between the interests of the holders of our shares and the interests of the holders of Carnival plc shares. If any such issue or transaction involves any of the following:

  •
  a rights issue of shares at less than market value;

  •
  an offer of any securities, or a grant of any options, warrants or other rights to subscribe for, purchase or sell any securities, to shareholders by way of rights;

  •
  non-cash distributions to shareholders and share repurchases involving an offer made to all or substantially all of the shareholders of a company to repurchase their shares at a premium to market value;

  •
  a consolidation or subdivision of shares; or

  •
  an issue of shares to shareholders for no consideration or solely by way of capitalization of profits or reserves,

then an automatic adjustment to the equalization ratio will occur, unless our board of directors and Carnival plc's board of directors, in their sole discretion, undertake:

  •
  an offer or action which having regard to the then existing equalization ratio; the timing of the offer or action; and any other relevant circumstances, is in the reasonable opinion of the boards of Carnival Corporation and Carnival plc financially equivalent, but not necessarily identical, in respect of, on the one hand, holders of our shares, and on the other hand holders of Carnival plc shares, and does not materially disadvantage either company's shareholders, which we refer to as a "matching action"; or

  •
  an alternative to such automatic adjustment that has been approved as such by a class rights action.

        Any adjustments to the equalization ratio will be communicated to shareholders through a press release.

        Our board and the Carnival plc board will be under no obligation to undertake any such matching action or to seek approval of an alternative as a class rights action if any issue or transaction referred to above is not covered by an automatic adjustment to the equalization ratio, and no automatic adjustment to the equalization ratio will then occur, but our board and the Carnival plc board will have the right (in their sole discretion), but not the obligation, to undertake a matching action, or to seek approval of an adjustment to the equalization ratio as a class rights action.

        No adjustment to the equalization ratio will be required in respect of:

  •
  scrip dividends or dividend reinvestments at market price; issuances of Carnival plc shares or our shares or securities convertible into, or exercisable or exchangeable for, such shares pursuant to employee share plans;

  •
  issuances of our shares under Carnival Corporation's $600,000,000 2% Convertible Senior Debentures due 2021 and the $1,051,175,000 Liquid Yield Option Notes™ due 2021;

  •
  issuances of shares or securities convertible into, or exercisable or exchangeable for, such shares other than to all or substantially all shareholders of either company, including for acquisitions;

  •
  a buy-back or repurchase of any shares:

  •
  in the market by means of an offer (1) not open to all or substantially all shareholders of either company or (2) in compliance with Rule 10b-18 under the Exchange Act;

  •
  at or below market value;

  •
  by either company pursuant to the provisions in such company's governing documents; or

  •
  pro rata to the shareholders of Carnival Corporation & plc at the same effective premium to the market price, taking into account the equalization ratio;

  •
  matching actions;

  •
  the issue of an equalization share by either company to the other; and

  •
  any purchase, cancellation or reduction of disenfranchised shares.

Sources and Payment of Dividends

        Under Panamanian law, a corporation may pay dividends to the extent of a corporation's net earnings or capital surplus.

        We expect to pay quarterly dividends. There has been no change in the entitlement of quarterly dividends for shareholders of us or Carnival plc following the completion of the DLC transaction. Our shareholders and Carnival plc shareholders have rights to income and capital distributions from Carnival Corporation & plc based on the equalization ratio. In order for the companies to pay a dividend or make a distribution, the ratio of dividends and distributions paid per share of our common stock to dividends and distributions paid per Carnival plc ordinary share must equal the equalization ratio, taking account the applicable currency exchange rate.

        Dividends are equalized according to the equalization ratio, and any balancing transactions between the companies will be determined and made, before deduction of any amounts in respect of the tax required to be deducted or withheld and excluding the amounts of any tax credits or other tax benefits.

        If one company has insufficient profits or is otherwise unable to pay a dividend, we and Carnival plc will, as far as practicable, enter into such balancing transactions as are necessary to enable both companies to pay dividends in accordance with the equalization ratio. This may take the form of a payment from one company to the other or a dividend payment on an equalization share. We and Carnival plc expect that dividends received by Carnival plc shareholders will be made to be consistent with our regular quarterly dividend.

        Our articles provide that the holders of shares of our common stock be entitled, in accordance with the Equalization and Governance Agreement and to the exclusion of the holders of shares of preferred stock, to receive such dividends as from time to time may be declared by the board of directors, except as otherwise provided by the board resolution or resolutions providing for the issue of any series of shares of preferred stock.

Liquidation

        Under Panamanian law, if the board of directors deems it advisable that the corporation be dissolved, it is to propose by a majority of the votes of the members of the board an Agreement of Dissolution and within 10 days shall call or cause to be called, in accordance with law, a meeting of stockholders, to vote on the resolution passed by the board of directors proposing the dissolution. At the stockholders' meeting, the holders of a majority of shares with voting rights on the matter can adopt the resolution for the dissolution of the company. The dissolution of the company may also be adopted by written consent in lieu of meeting of the holders of all shares having voting power.

        Pursuant to the Equalization and Governance Agreement, in the event of a voluntary or involuntary liquidation of either us or Carnival plc, or both companies, if the hypothetical potential per share liquidation distributions to each company's shareholders are not equivalent, taking into account the relative value of the two companies' assets and the indebtedness of each company, to the extent that one company has greater net assets so that any liquidation distribution to its shareholders would not be equivalent on a per share basis, the company with the ability to make a higher net distribution is required to make a payment to the other company to equalize the possible net distribution to shareholders. The requirement to make an equalizing payment is subject to some limitations. First, a reorganization under Chapter 11 of the US Bankruptcy Code or a similar statute would not be considered a "liquidation," so such a reorganization would not result in equalizing payments. Second, neither company will be required to make the equalizing payment if the payment would result in neither group of shareholders being entitled to any liquidation proceeds. Therefore, if the assets of Carnival Corporation & plc are not sufficient to satisfy all of the creditors of Carnival Corporation & plc, no equalization payment would be required to be made.

        In giving effect to the principles regarding a liquidation of us, we may:

  •
  make a payment to Carnival plc in accordance with the provisions of the Equalization and Governance Agreement;

  •
  issue shares to Carnival plc or to holders of Carnival plc ordinary shares and make a distribution or return on such shares; or

  •
  take any other action that the boards of directors of each of us and Carnival plc consider appropriate to give effect to such principles.

Any action other than a payment of cash by one company to the other company will require the prior approval of the board of directors of each company.

Appraisal Rights

        Under Panamanian law, shareholders of a corporation do not have appraisal rights.

Pre-emptive Rights

        Under Panamanian law, a shareholder is entitled to pre-emptive rights to subscribe for additional issuances of common stock or any security convertible into stock in proportion to the shares that are owned unless there is a provision to the contrary in the articles of incorporation. Our articles provide that our shareholders are not entitled to pre-emptive rights.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and paired trust shares is SunTrust Bank.

Special Voting Share

Reflecting votes of Carnival plc shareholders at Carnival Corporation meetings

        Our articles authorize one special voting share. The special voting share is merely a mechanism to give effect to shareholder votes at parallel shareholder meetings on joint electorate actions and class rights actions as described above under "—Common Stock—Voting Rights" and quorum provisions as described below under "—Certain Provisions of Carnival Corporation's Articles and By-laws—Quorum Requirements." The special voting share has no rights to income or capital and no voting rights except as described below. Upon completion of the DLC transaction, Carnival issued the special voting share to DLC SVC Limited. DLC SVC Limited is a newly formed company incorporated in England and Wales whose shares are legally and beneficially owned by The Law Debenture Trust Corporation p.l.c., an independent trustee company incorporated in England and Wales. At all meetings at which a joint electorate action or a class rights action will be considered, the holder of the Carnival Corporation special voting share must be present.

        For joint electorate actions, the Carnival Corporation special voting share will represent the number of votes cast at the parallel meeting of Carnival plc shareholders, as adjusted by the equalization ratio and rounded up to the nearest whole number, and will represent "yes" votes, "no" votes and abstentions at our meeting in accordance with votes cast at the Carnival plc meeting.

        For class rights actions, DLC SVC Limited, as holder of the Carnival Corporation special voting share, will only vote if the proposed action has not been approved at the parallel Carnival plc meeting. In that event, the Carnival Corporation special voting share will represent that number of votes equal to the largest whole percentage that is less than the percentage of the number of votes necessary to defeat the resolution at our meeting if the total votes capable of being cast by all of our outstanding shares able to vote were cast in favor of the resolution. In most cases, this will be 49%, for a majority vote, 49% is the largest whole percentage that is less than the 50% needed to defeat the resolution. As a result, in the case of a majority vote, the Carnival Corporation special voting share will represent a number of votes equal to 98% of the votes capable of being cast by all our shares, excluding the votes represented by the Carnival Corporation special voting share. Therefore, assuming holders of approximately 2% or more of our shares do not cast votes on such class rights action, it will fail. If the Carnival plc shareholders approve the proposed action, the Carnival Corporation special voting share will not represent any votes.

        The Carnival Corporation special voting share will not represent any votes on any resolution of a procedural or technical nature, which we refer to in this prospectus as "procedural resolutions."

Procedural resolutions are those that do not adversely affect the shareholders of Carnival plc in any material respect and are put to our shareholders at a meeting. The Chairman of our board will, in his absolute discretion, determine whether a resolution is a procedural resolution. To the extent that such matters require the approval of our shareholders, any of the following will be procedural resolutions:

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  that certain people be allowed to attend or be excluded from attending the meeting;

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  that discussion be closed and the question put to the vote, provided no amendments have been raised;

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  that the question under discussion not be put to the vote, where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting;

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  to proceed with matters in an order other than that set out in the notice of the meeting;

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  to adjourn the debate, for example, to a subsequent meeting; and

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  to adjourn the meeting.

Reflecting votes of Carnival Corporation shareholders at Carnival plc meetings

        As part of the DLC transaction, Carnival plc issued a special voting share to us, and we transferred such share to the trustee of the P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands for the purpose of holding the Carnival plc special voting share. For joint electorate actions, the Carnival plc special voting share represents the number of votes cast at the parallel meeting of our shareholders, as adjusted by the equalization ratio and rounded to the nearest whole number, and will represent "yes" votes, "no" votes and abstentions at the Carnival plc meeting in accordance with votes cast at our meeting.

        For class rights actions, the trustee of the P&O Princess Special Voting Trust, as holder of the Carnival plc special voting share, will only vote if the proposed action has not been approved at our parallel meeting. In that event, the Carnival plc special voting share will represent that number of votes equal to the largest whole percentage that is less than the percentage of the number of votes, or, in the case of a special resolution, such percentage less one vote, necessary to defeat the resolution at the Carnival plc meeting if the total number of votes capable of being cast by all outstanding Carnival plc shares, and other Carnival plc shares able to vote, were cast in favor of the resolution. In most cases, this will be 49%, for a majority vote, 49% is the largest whole percentage that is less than the 50% needed to defeat the resolution. As a result, in the case of a majority vote, the Carnival plc special voting share will represent a number of votes equal to 98% of the votes capable of being cast by all Carnival plc shares excluding the votes represented by the Carnival plc special voting share. Therefore, assuming holders of approximately 2% or more of Carnival plc shares do not cast votes on such class rights action, it will fail. If our shareholders approve the proposed action, the Carnival plc special voting share will not represent any votes.

        The Carnival plc special voting share will not represent any votes on any procedural resolutions.

        In connection with the DLC transaction, trust shares of beneficial interest in the P&O Princess Special Voting Trust were transferred to us. Immediately following this transfer, we distributed such trust shares by way of dividend to our shareholders of record at the close of business on April 17, 2003. Under the Pairing Agreement entered into by us, the trustee of the P&O Princess Special Voting Trust and SunTrust Bank on April 17, 2003, and our articles, the trust shares of beneficial interest in the P&O Princess Special Voting Trust are paired with, and evidenced by, certificates representing shares of our common stock on a one-for-one basis.

        Our shares trade in units consisting of one share of Carnival Corporation common stock and one trust share of beneficial interest in the P&O Princess Special Voting Trust. Each share of our common stock shall not and cannot be transferred without the corresponding paired trust share. The trust shares of beneficial interest in the P&O Princess Special Voting Trust entitle our shareholders to receive any distributions made by the P&O Princess Special Voting Trust. As the sole purpose of the P&O Princess Special Voting Trust relates to the holding of the Carnival plc special voting share, it is not expected to make any distributions. See "Description of Trust Shares."

Equalization Share

        Our articles authorize one equalization share. The equalization share:

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  has rights to dividends in accordance with the Equalization and Governance Agreement as declared and paid by the board of directors;

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  has no rights to receive notice of, attend or vote at any shareholder meeting; and

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  in the event of our voluntary or involuntary liquidation, ranks after all other holders of shares.

Certain Provisions of Carnival Corporation's Articles and By-laws

Quorum Requirements

        The presence in person or by proxy at any meeting of our shareholders holding at least one-third of the total votes entitled to be cast constitutes a quorum for the transaction of business at such meeting, except as otherwise required by applicable law or regulation, the articles of incorporation or the by-laws.

        For purposes of determining whether a quorum exists at any meeting of shareholders where a joint electorate action or a class rights action is to be considered:

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  if the meeting of our shareholders convenes before the parallel shareholder meeting of Carnival plc, the Carnival Corporation special voting share will, at the commencement of the meeting, have no votes and therefore will not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival Corporation special voting share itself must be present, either in person, through a representative of DLC SVC Limited, or by proxy;

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  if the meeting of our shareholders convenes at substantially the same time as or after the parallel shareholder meeting of Carnival plc with respect to one or more joint electorate actions, the Carnival Corporation special voting share will have the maximum number of votes attached to it as were cast on such joint electorate actions, either for, against or abstained, at the parallel shareholder meeting of Carnival plc, and such maximum number of votes, including abstentions, will constitute shares entitled to vote and present for purposes of determining whether a quorum exists at such meeting; and

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  if the meeting of our shareholders convenes at substantially the same time as or after the parallel shareholder meeting of Carnival plc with respect to a class rights action, the Carnival special voting share will, at the commencement of the meeting, have no votes and therefore will not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival Corporation special voting share itself must be present, either in person, through a representative of DLC SVC Limited, or by proxy.

        In addition, in order for a quorum to be validly constituted with respect to meetings of shareholders convened to consider a joint electorate action or class rights action, DLC SVC Limited must be present at such meeting.

Shareholder Action By Written Consent

        Our by-laws provide that shareholders may not act by written consent.

Shareholder Proposals

        Panamanian law does not specifically address the issue of shareholder proposals and our by-laws do not expressly permit shareholder proposals to be considered at the annual meeting of shareholders. Panamanian law requires that prior notice of a meeting must set out the purpose or purposes for which the meeting is convened. Any proposal to be discussed at a meeting should be included in the notice of the meeting, unless the notice reserves time for any other matters which the shareholders may which to discuss.

        Under the rules of the Exchange Act, shareholders may submit proposals, including director nominations, for consideration at shareholder meetings. Such proposals will need to comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. In order for shareholder proposals to be considered for inclusion in our proxy statement/prospectus for an annual meeting, the written proposals must be received by us not less than 120 calendar days before the first anniversary of the date of mailing of the proxy statement from the previous year's annual meeting.

        Our by-laws provide that at any special meeting of shareholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice of the special meeting. Our by-laws provide that special meetings of shareholders may only be called by our board or our President or Secretary.

Standard of Conduct for Directors

        Panamanian law imposes a general fiduciary duty on directors to act prudently and in the best interests of the company. Among other things, directors are responsible for the authenticity of the payments which appear to have been made on behalf of the company, for the validity of dividends to be paid, general book-keeping and for effecting the operation of the company in accordance with applicable laws, its articles of incorporation, its by-laws, and resolutions of the General Assembly of shareholders.

        Our articles provide that our board of directors is authorized to operate and carry into effect the Equalization and Governance Agreement, the SVE Special Voting Deed, which regulates the manner in which the votes attaching to the Carnival Corporation special voting share and the P&O Princess special voting share are exercised, and the Carnival Corporation Deed of Guarantee each of which was entered into on April 17, 2003, and, subject to applicable laws and regulations, nothing done by any director in good faith pursuant to such authority and obligations constitutes a breach of the fiduciary duties of such director to us or our shareholders. In particular, the directors are, in addition to their duties to us, entitled to consider the interests of our shareholders and the Carnival plc shareholders as if we and Carnival plc were a single entity. As a result of, and following completion of the DLC transaction, our board of directors and that of Carnival plc are identical.

Meetings of Shareholders

        If we propose to undertake a joint electorate action or class rights action at a meeting of shareholders, we must immediately give notice to Carnival plc of the nature of the joint electorate action or the class rights action it proposes to take. Unless such action is proposed to be taken at the annual meeting of shareholders, the board of directors must convene a special meeting for the purpose of considering a resolution to approve the joint electorate action or class rights action. Such meeting will be held as close in time as practicable with the parallel shareholder meeting convened by Carnival plc for purposes of considering such joint electorate action or class rights action. If we receive notice from Carnival plc that Carnival plc proposes to undertake a joint electorate action or a class rights action, our board of directors must convene a meeting of our shareholders as close in time as practicable to the Carnival plc meeting and must propose an equivalent resolution as that proposed at the Carnival plc meeting. We must cooperate fully with Carnival plc in preparing resolutions, explanatory memoranda or any other information or material required in connection with the proposed joint electorate action or class rights action.

Amendment of Governing Instruments

        Under Panamanian law, unless the articles of incorporation require a greater vote, an amendment to the articles of incorporation may be made:

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  by the holders or their proxies of all the issued and outstanding stock of the corporation entitled to vote;

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  by means of a resolution passed by holders or their proxies of the majority of the outstanding stock of the corporation entitled to vote; and

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  in case the amendment to the articles consists in any change in the preference of shares of any class, by means of a resolution passed by holders or their proxies of majority of the outstanding stock of the corporation entitled to vote of each class.

        Any amendment to the provisions of our articles which entrench the DLC structure requires approval as a class rights action. The entrenched provisions of the articles include matters relating to:

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  the special voting share;

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  anti-takeover provisions;

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  dividends and distributions;

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  amendments to our articles and by-laws; and

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  liquidation.

        All other provisions of our articles, except as provided below, may be amended by the shareholders of Carnival Corporation and Carnival plc voting together in a joint electorate action. Amendments to our articles require approval, whether in a class rights action or joint electorate action, of a majority of all votes entitled to be cast with respect thereto, including votes entitled to be cast by the Carnival Corporation special voting share, at a meeting of our shareholders.

        Notwithstanding the foregoing, any amendment of the articles (1) to specify or change the location of the office or registered agent of us, or (2) to make, revoke or change the designation of a registered agent, or to specify or change the registered agent, may be approved and effected by the board of directors without the approval of our shareholders or the shareholders of Carnival plc.

        Under Panamanian law, the board of directors of a corporation has the power to adopt, amend or repeal the by-laws of the corporation, unless specifically provided to the contrary by the articles of incorporation or in the by-laws approved by the shareholders. Our by-laws provide that the by-laws may be altered, amended, supplemented or repealed or new by-laws may be adopted, by the board of directors or by vote of the holders of the shares entitled to vote in the election of directors. Any by-laws adopted, altered or supplemented by the board of directors may be altered, amended, supplemented or repealed by the shareholders entitled to vote thereon.

        Any amendment to or repeal of the provisions of our by-laws which entrench the DLC structure will also require approval as a class rights action. Any amendment to or repeal of our by-laws other than any of our entrenched by-laws may be approved and effected by our board of directors without the approval of our shareholders or the shareholders of Carnival plc. The entrenched provisions of the by-laws include matters relating to:

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  the transferability of the special voting share;

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  the scope of, and voting rights and procedures in relation to, joint electorate actions, class rights actions and procedural resolutions; and

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  election, qualification and disqualification of directors.

        In limited circumstances since the implementation of the DLC structure, Carnival plc shares, other than those held by us, may be subject to a mandatory exchange for our shares at the then prevailing equalization ratio. A mandatory exchange can occur if there is a change in applicable tax laws, rules or regulations that the board of directors of Carnival plc reasonably determines is reasonably likely to have a material adverse effect on Carnival Corporation & plc and the exchange is approved by 66 2/3% of the shareholders of Carnival plc and us voting on a joint electorate action. A mandatory exchange can also be triggered if there is a change in the applicable non-tax laws, rules or regulations, as a result of which the board of directors of Carnival plc reasonably determines that it is reasonably likely that all or a substantial portion of the agreements that give effect to the DLC structure are unlawful, illegal or unenforceable. Were either of these changes to occur, we would issue additional shares to deliver to Carnival plc shareholders in accordance with the then prevailing equalization ratio and we would own 100% of Carnival plc. Our shares are not subject to any mandatory exchange for Carnival plc shares. If such a mandatory exchange is triggered, our articles and by-laws will be automatically amended upon completion of the mandatory exchange, without any further action of us or our shareholders, to conform to our articles of incorporation and our by-laws prior to the implementation of the DLC structure.

Election of Directors

        Resolutions relating to the appointment, removal and re-election of directors will be considered as a joint electorate action and voted upon by the shareholders of each company effectively voting together as a single decision-making body. Our articles provide that the number of directors will be no less than three and no more than 25. Within said minimum and maximum, the total number of directors may be fixed from time to time by resolution of the shareholders or by resolution of the board. A change in the minimum and maximum number of directors will require an amendment to the articles. No person may be elected or appointed to serve on our board unless that person is also elected to be a member of the Carnival plc board. Any of our directors who resign from our board must also resign from the Carnival plc board and vice versa.

Removal of Directors

        Panamanian law provides that a director may be removed with or without cause by the holders of a majority in voting power of the shares entitled to vote at an election of directors.

        Our by-laws provide that, subject to the provisions of Panamanian law, directors may be removed with or without cause only by a majority vote of a quorum of the shareholders.

Vacancies on the Board of Directors

        Our by-laws provide that vacancies on the board of directors will be filled by a majority of the directors then in office, even though less than a quorum, provided that any such person is appointed to both our board and the Carnival plc board at the same time. If only one director remains in office, the director will have the power to fill all vacancies. If there are no directors, our Secretary may call a meeting at the request of any two shareholders for the purpose of appointing one or more directors.

Indemnification of Directors and Officers

        Panamanian law does not specifically address the issue of indemnification of directors and officers. We may indemnify any officer or director who is made a party to any suit or proceeding on account of being a director, officer or employee of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement reasonably incurred by him/her in connection with the action, through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding if the officer or director acted in good faith and in a manner he/she reasonably believed to be in the best interests of the corporation. In a criminal proceeding, the standard is that the director or officer had no reasonable cause to believe his/her conduct was unlawful.

        Our articles provide that each person, and the heirs, executors or administrators of such person, who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director or an officer of us or Carnival plc or is or was serving at the request of us or Carnival plc as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by us against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by Panamanian law, and any other applicable law, as from time to time in effect. This right of indemnification is not exclusive of any other rights to which a director or officer may be entitled. Any repeal or modification of the applicable provisions of the General Corporation Law of Panama will not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part on any such state of facts. We have the power to purchase and maintain insurance in respect of its indemnification obligations.

        A member of the board of directors, or a member of any committee designated by the board of directors, will, in the performance of his duties, be fully protected in relying in good faith upon the records of us or Carnival plc and upon such information, opinions, reports or statements presented to us by any of our or Carnival plc's officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of us. In discharging their duties, directors and officers, when acting in good faith, may rely upon financial statements of us or Carnival plc represented to them to be correct by the chief financial officer or the controller or other officer of us or Carnival plc having charge of its books or accounts, or stated in a written report by an independent public or certified public account or firm of such accountants fairly to reflect the financial condition of us or Carnival plc.

Takeover Restrictions

        Under Panamanian law, directors are responsible for the good management and in general for the execution or faulty fulfillment of their obligations to administer the corporation's affairs. There is limited legislative or judicial guidance on takeover issues in Panama and it is difficult to anticipate how a Panamanian court will react or resolve a matter concerning application of a policy of judicial deference to board of directors decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that (1) they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal and (2) the board action taken was reasonable in relation to the threat posed.

        Our articles contain provisions which would apply to any person, or group of persons acting in concert, that acquires shares in Carnival Corporation & plc which would trigger a mandatory offer obligation as if the UK Takeover Code applied to Carnival Corporation & plc on a combined basis. Where:

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  a person or group of persons acquired, or acquires voting rights over 30% or more of the combined votes which would be cast on a joint electorate action; or

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  any person or group of persons that already holds not less than 30% but not more than 50% of the combined votes which would be cast on a joint electorate action, acquired, or acquires voting rights over, any shares which increase the percentage of votes which such person(s) could cast on a joint electorate action, such shares acquired would be disenfranchised, that is, the owner of those shares could cease to have any economic or voting rights on those shares, unless an offer for all the shares in Carnival Corporation & plc at a price equivalent to that applicable to the acquisition has been made by the person or group. These takeover restrictions would not apply to:

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  acquisitions of shares of the other company by either Carnival plc or us;

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  if the restrictions are prohibited by applicable law and regulations;

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  any acquisition by the Arison family and various trusts for their benefit within the thresholds described below; and

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  any acquisition pursuant to a mandatory exchange.

        There are some exceptions to these provisions in the case of the Arison family and trusts for their benefit, which together, hold approximately 33% of the total voting power of Carnival Corporation & plc. The Arison family and various trusts for their benefit can acquire shares in Carnival Corporation & plc without triggering these provisions provided that, as a result, their aggregate holdings do not increase by more than 1% of the voting power of Carnival Corporation & plc in any period of 12 consecutive months, subject to their combined holdings not exceeding 40% of the voting power of Carnival Corporation & plc. However, these parties may acquire additional shares or voting power without being subject to these restrictions if they comply with the offer requirement described above. These restrictions do not apply to acquisitions of shares by either Carnival plc or us.

Ownership Limitations and Transfer Restrictions

        On August 2, 2002, the United States Treasury Department issued proposed Treasury Regulations to Section 883 of the Internal Revenue Code relating to income derived by foreign corporations from the international operation of a ship or ships (which includes certain cruise ship and aircraft income). The regulations provide, in general, that a foreign corporation organized in a qualified foreign country and engaged in the international operation of ships and aircraft shall exclude such income from gross income for purposes of federal income taxation provided that the corporation can satisfy certain ownership requirements, including, among other things, that its stock be publicly traded. A corporation's stock that is otherwise publicly traded will fail to satisfy this requirement if it is closely held, i.e., that 50% or more of its stock is owned by persons who each own 5% or more of the value of the outstanding shares of the corporation's stock.

        To the best of our knowledge, after due investigation, we currently qualify as a publicly traded corporation under the regulations. However, because some members of the Arison family and various trusts established for their benefit beneficially own approximately 44% of our common stock, or approximately 33% of the total voting power of Carnival Corporation & plc, there is the potential that another shareholder could acquire 5% or more of our common stock which could jeopardize our qualification as a publicly traded corporation. If we in the future were to fail to qualify as a publicly traded corporation, we would be subject to United States income tax on income associated with our cruise operations in the United States. As a precautionary matter, in 2000, we amended our articles of incorporation to ensure that we continue to qualify as a publicly traded corporation under the regulations.

        Our articles provide that no one person or group of related persons, other than some members of the Arison family and various trusts established for their benefit, may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 4.9% of our common stock, whether measured by vote, value or number. In addition, the articles generally restrict the transfer of any shares of our common stock if such transfer would cause us to be subject to United States shipping income tax. In general, the attribution rules under the Internal Revenue Code applicable in determining whether a person is a 5% shareholder under the regulations attribute stock:

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  among specified members of the same family,

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  to shareholders owning 50% or more of a corporation form that corporation,

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  among corporations that are members of the same controlled group,

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  among grantors, beneficiaries and fiduciaries of trusts, and

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  to partners of a partnership from that partnership.

        For purposes of this 4.9% limit, a "transfer" will include any sale, transfer, gift, assignment, devise or other disposition, whether voluntary or involuntary, whether of record, constructively or beneficially, and whether by operation of law or otherwise. The 4.9% limit does not apply to some members of the Arison family and various trusts established for their benefit. These shareholders will be permitted to transfer their shares of our common stock without complying with the limit so long as transfer does not cause us to be subject to United States income tax on shipping operations.

        The articles provide that the board of directors may waive the 4.9% limit or transfer restrictions, in any specific instance, if evidence satisfactory to our board of directors and our tax counsel is presented that such ownership will not jeopardize our status as exempt from United States income taxation on gross income from the international operation of a ship or ships, within the meaning to Section 883 of the Internal Revenue Code. The board of directors may also terminate the limit and transfer restrictions generally at any time for any reason.

        If a purported transfer or other event, including owning shares of common stock in excess of the 4.9% limit on the effective date of the proposed amendment, results in the ownership of common stock by any shareholder in violation of the 4.9% limit, or causes us to be subject to United States income tax on shipping operations, such shares of common stock in excess of the 4.9% limit, or which would cause us to be subject to United States shipping income tax will automatically be designated as "excess shares" to the extent necessary to ensure that the purported transfer or other event does not result in ownership of common stock in violation of the 4.9% limit or causes us to become subject to United States income tax on shipping operations, and any proposed transfer that would result in such an event would be void. Any purported transferee or other purported holder of excess shares will be required to give us written notice of a purported transfer or other event that would result in excess shares. The purported transferee or holders of such excess shares shall have no rights in such excess shares, other than a right to the payments described below.

        Excess shares will not be treasury stock but rather will continue to be issued and outstanding shares of our common stock. While outstanding, excess shares will be transferred to a trust. The trustee of such trust will be appointed by us and will be independent of us and the purported holder of the excess shares. The beneficiary of such trust will be one or more charitable organizations selected by the trustee. The trustee will be entitled to vote the excess shares on behalf of the beneficiary. If, after purported transfer or other event resulting in excess shares and prior to the discovery by us of such transfer or other event, dividends or distributions are paid with respect to such excess shares, such dividends or distributions will be repaid to the trustee upon demand for payment to the charitable beneficiary. All dividends received or other income declared by the trust will be paid to the charitable beneficiary. Upon our liquidation, dissolution or winding up, the purported transferee or other purported holder will receive a payment that reflects a price per share for such excess shares generally equal to the lesser of

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  in the case of excess shares resulting from a purported transfer, the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or

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  in the case of excess shares resulting from an event other than a purported transfer, the market price for the excess shares resulting from an event other than a purported transfer, the market price for the excess shares on the date of such event.

        At the direction of the board of the directors, the trustee will transfer the excess shares held in trust to a person or persons, including us, whose ownership of such excess shares will not violate the 4.9% limit or otherwise cause us to become subject to United States shipping income tax within 180 days after the later of the transfer or other event that resulted in such excess shares or we become aware of such transfer or event. If such a transfer is made, the interest of the charitable beneficiary will terminate, the designation of such shares as excess shares will cease and the purported holder of the excess shares will receive the payment described below. The purported transferee or holder of the excess shares will receive a payment that reflects a price per share for such excess shares equal to the lesser of

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  the price per share received by the trustee, and

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  the price per share such purported transferee or holder paid in the purported transfer that resulted in the excess shares, or, if the purported transferee or holder did not give value for such excess shares, through a gift, devise or other event, a price per share equal to the market price on the date of the purported transfer or other event that resulted in the excess shares.

A purported transferee or holder of the excess shares will not be permitted to receive an amount that reflects any appreciation in the excess shares during the period that such excess shares were outstanding. Any amount received in excess of the amount permitted to be received by the purported transferee or holder of the excess shares must be turned over to the charitable beneficiary of the trust.

        If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring or holding such excess shares and to hold such excess shares on our behalf.

        We will have the right to purchase any excess shares held by the trust for a period of 90 days from the later of

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  the date the transfer or other event resulting in excess shares has occurred, and

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  the date the board of directors determines in good faith that a transfer or other event resulting in excess shares has occurred.

The price per excess share to be paid by us will be equal to the lesser of

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  the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or

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  the lowest market price for the excess shares at any time after their designation as excess shares and prior to the date we accept such offer.

        These provisions in our articles could have the effect of delaying, deferring or preventing a change in our control or other transaction in which our shareholders might receive a premium for their shares of common stock over the then-prevailing market price or which such holders might believe to be otherwise in their best interest. To the extent that the proposed regulations are amended or finalized in a manner which, in the opinion of our board of directors, does not require these provisions in our articles to ensure that we will maintain our income tax exemption for our shipping income, our board of directors may determine, in its sole discretion, to terminate the 4.9% limit and the transfer restrictions of these provisions.

        While both the mandatory offer protection and 4.9% protection remain in place, no third party other than the Arison family and certain trusts for their benefit will be able to acquire control of Carnival Corporation & plc.

Preferred Stock

        Our board of directors may issue, without further authorization from our shareholders, up to 40,000,000 shares of preferred stock in one or more series. Our board of directors may determine, at the time of creating each series, the distinctive designation of and the number of shares in, the series, its dividend rate, the number of votes, if any, allocated to each share of the series, the price and terms on which the shares may be redeemed, the terms of any applicable sinking fund, the amount payable upon liquidation, dissolution or winding up, the conversion rights, if any, and any other rights, preferences and priorities of the shares as our board of directors may be permitted to fix under the laws of the Republic of Panama in effect at the time the series is created. The preferred stock will be, when issued, fully paid and nonassessable.

        The issuance of preferred stock could adversely affect the voting power of holders of common stock and could delay, defer or prevent a change in control. The rights of holders of any preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future.

        To the extent applicable, the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

Rank

        The shares of preferred stock of any series have the rank set forth in the relevant articles supplementary and described in the prospectus supplement relating to the relevant series.

Dividends

        The articles supplementary setting forth the terms of a series of preferred stock may provide that holders of that series are entitled to receive dividends, when, as and if authorized by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends and any other terms applicable to the dividends will be set forth in the relevant articles supplementary and described in the prospectus supplement relating to the relevant series.

        Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative and payable in cash or in kind.

Conversion and Exchange

        The articles supplementary setting forth the terms of a series of preferred stock may provide for and the prospectus supplement for the relevant series of preferred stock may describe the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or common stock of a third party.

Redemption

        If so specified in the articles supplementary setting forth the terms of a series of preferred stock, which will be described in the applicable prospectus supplement, a series of preferred stock may be redeemable at our or the holder's option and/or may be mandatorily redeemed partially or in whole.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of us, holders of each series of preferred stock may be entitled to receive distributions upon liquidation. Those distributions will be made before any distribution is made on any securities ranking junior relating to liquidation. The terms and conditions of those distributions will be set forth in the applicable articles supplementary and described in the relevant prospectus supplement.

Voting Rights

        The holders of shares of preferred stock will have the voting rights provided by the applicable articles supplementary and required by applicable law. These voting rights will be described in the applicable prospectus supplement.

DESCRIPTION OF TRUST SHARES

Generally

        On April 17, 2003, we completed the DLC transaction with Carnival plc. As part of the DLC transaction, Carnival plc issued a special voting share to us, and we transferred such share to the trustee of the P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands. Trust shares of beneficial interest in the property subject to the P&O Princess Special Voting Trust were issued to us. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following such issue, we distributed such trust shares by way of a dividend to our common stockholders. Under the Pairing Agreement, dated as of April 17, 2003, between us, The Law Debenture Trust Corporation (Cayman) Limited, as trustee of the P&O Princess Special Voting Trust, and SunTrust Bank, as transfer agent, the trust shares of beneficial interest in the P&O Princess Special Voting Trust are paired with, and evidenced by, certificates representing shares of our common stock on a one-for-one basis. In addition, under the Pairing Agreement, when a share of our common stock is issued to a recipient after the closing of the DLC transaction, a paired trust share will be issued at the same time initially to us, which will immediately transfer such trust share to the same recipient, whereupon such trust share will be paired with the share of our common stock.

        Since completion of the DLC transaction, shares of our common stock have traded together with the paired trust shares on the NYSE under the ticker symbol "CCL." The paired trust shares entitle our shareholders to receive any distributions made by the P&O Princess Special Voting Trust. As the sole purpose of the P&O Princess Special Voting Trust relates to the holding of the Carnival plc special voting share, it is not expected to make any distributions.

        The Carnival plc special voting share will be voted based upon the outcome of voting at the relevant parallel meeting of our shareholders, based on the number of votes cast by our shareholders voting their shares of our common stock. See "Description of Carnival Corporation Capital Stock—Special Voting Share."

Pairing Agreement

        Under the Pairing Agreement, which was entered into by us, the trustee of the P&O Princess Special Voting Trust and a transfer agent at the closing of the DLC transaction:

  •
  trust shares and shares of our common stock are not transferable unless the transferee acquires the same number of trust shares and our shares;

  •
  we and the transfer agent will not agree to any transfer of shares of our common stock unless the transferee agrees to acquire the corresponding trust shares;

  •
  trust shares and shares of our common stock are not represented by separate certificates, but by one certificate of our common stock, which represents an equal number of shares of our common stock and trust shares;

  •
  upon each issuance of additional shares of our common stock, including pursuant to the exercise of any existing option or convertible security, the trustee of the P&O Princess Special Voting Trust will issue an equal number of additional trust shares;

  •
  if we declare or pay any distribution consisting in whole or in part of shares of our common stock, or subdivide or combine shares of our common stock, then the trustee of the P&O Princess Special Voting Trust will effect corresponding adjustments to maintain the pairing relationship of one share of our common stock to each trust share;

  •
  if we otherwise reclassify the shares of our common stock, then the trustee of the P&O Princess Special Voting Trust will effect such transactions as are necessary to maintain the pairing relationship of the securities into which one share of our common stock was so reclassified to each trust share; and

  •
  if we cancel or retire any shares of our common stock, the trustee of the P&O Princess Special Voting Trust will cancel or retire the corresponding trust shares.

Voting Trust Deed

        The voting trust deed of the P&O Princess Special Voting Trust governs the administration of the P&O Princess Special Voting Trust. The trust property consists of the Carnival plc special voting share, all payments or collections in respect of the Carnival plc special voting share and all other property from time to time deposited in the trust. The SVE Special Voting Deed provides that at every meeting of Carnival plc shareholders at which a resolution relating to a joint electorate action or a class rights action is to be considered, the trustee of the P&O Princess Special Voting Trust will be present by corporate representative or by proxy. The trustee has no discretion as to how the Carnival plc special voting share is to be voted at any Carnival plc shareholders meeting. The trustee will vote the Carnival plc special voting share at any Carnival plc shareholders meeting in accordance with the requirements of:

  •
  the Carnival plc articles,

  •
  the special voting deed entered into on April 17, 2003 by us, Carnival plc, DLC SVC Limited, as holder of the Carnival Corporation special voting share, the trustee of the P&O Princess Special Voting Trust, as holder of the Carnival plc special voting share and The Law Debenture Trust Corporation p.l.c., as the legal and beneficial owner of DLC SVC Limited, and

  •
  the DLC equalization principles, in effect, to reflect the outcome of votes at parallel meetings of our shareholders for purposes of joint electorate actions and class rights actions.

        The P&O Princess Special Voting Trust has a single class of trust shares of beneficial interest. Each trust share represents an equal, absolute, identical, undivided interest in the trust property. The trustee of the P&O Princess Special Voting Trust is authorized to issue an unlimited number of trust shares.

SELLING SECURITYHOLDERS

        As of the date of this prospectus, there are no selling securityholders who are selling securities under this prospectus. Information with respect to any such selling securityholders and any relationships beween such selling securityholders and any of the issuers under this prospectus will be set forth in supplements or amendments to this prospectus. See "Plan of Distribution—Secondary Offerings."

PLAN OF DISTRIBUTION

Primary Offerings

        We may sell the securities being offered by this prospectus in four ways:

  •
  through agents,

  •
  through underwriters,

  •
  through dealers and

  •
  directly to one or more other purchasers.

        We may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an "underwriter", as that term is defined in the Securities Act and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

        If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

        Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent, in each case, less other expenses attributable to issuance and distribution. We will include in the prospectus supplement relating to each offering information regarding all the amounts described in the preceding sentence.

        Sales of shares of common stock and other securities also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the New York Stock Exchange or any other national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of common stock offered under this prospectus will be listed on the New York Stock Exchange (or such other stock exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

        Each issue of preferred stock, warrants and debt securities will be a new issue of securities with no established trading market. It has not been established whether the underwriters, if any, of the securities will make a market in these securities. If a market in the preferred stock, warrants or debt securities is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

        In order to facilitate the offering of the securities offered under this prospectus, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

        Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase offered securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

        Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Secondary Offerings

        Selling securityholders, if any, may sell the securities covered by this prospectus from time to time during the time the registration statement of which this prospectus forms a part is kept effective by us. Such sales may be effected in any legal manner selected by the selling securityholders, including directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. Any selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus.

        The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale and/or at negotiated prices. These sales may be effected in one or more transactions, including:

  •
  on the New York Stock Exchange or any national securities exchange or quotation service on which the securities may be listed or quoted at the time of the sale;

  •
  in the over-the-counter market;

  •
  in hedging or derivatives transactions;

  •
  in private transactions and transactions otherwise than on the New York Stock Exchange or other exchange or services or in the over-the-counter market;

  •
  through the writing of options, whether those options are listed on an options exchange or otherwise; or

  •
  through the settlement of short sales.

        The securities may be also exchanged for satisfaction of the selling securityholders' obligations or other liabilities to their creditors.

        If an underwriting or other agreement is entered into by the selling securityholders after the filing of this registration statement, the specific terms of any such agreement will be disclosed in a supplement to this prospectus filed with the SEC under Rule 424(b) under the Securities Act, or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part. The selling securityholders may sell any or all of the securities offered by them pursuant to this prospectus. In addition, the selling securityholders may transfer, devise or gift the securities by other means not described in this prospectus.

        The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        The aggregate proceeds to the selling securityholders from the sale of the securities offered by them will be the purchase price of the securities less discounts and commissions, if any. If the securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts and commissions and/or agent's commissions. We will not receive any of the proceeds from the sales by selling securityholders of the securities covered by this prospectus.

        In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or any exemption from registration or qualification requirements is available and is complied with.

        The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of the securities by the selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. We will require any selling securityholders to acknowledge that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

        To the extent required, the securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer and any material relationships between Carnival Corporation & plc and the selling securityholders will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

        We may enter into registration rights agreements with selling securityholders under which we may be required to fulfill various obligations with respect to the registration of the sales of securities under the registration statement of which this prospectus forms a part, including, without limitation, obligations with respect to keeping the registration statement effective. Our obligation to keep the registration statement effective may be subject to exceptions that may be specified in a registration rights agreement. In these cases, we may suspend offers and sales of the shares of common stock pursuant to the registration statement to which this prospectus relates. We may also agree to indemnify the selling securityholders, underwriters of the securities covered by this registration statement, if any, and their controlling persons against certain liabilities, including specified liabilities under the Securities Act and to reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending these specified liabilities. We may also agree to reimburse payments which the selling securityholders and the underwriters, if any, and their controlling persons may be required to make in respect of such liabilities. The selling securityholders may also agree to indemnify us, our directors and officers signing this registration statement, and any controlling persons of the Registrant within the meaning of the Securities Act, for liabilities arising under the Securities Act with respect to written information furnished to us by them, or any omission of such information, specifically in connection with the preparation of this registration statement and any related supplements or amendments, and with respect to the selling securityholders' compliance with applicable laws related to effecting the sale or other disposition of the securities covered by this registration statement. The selling securityholders may also agree to reimburse payments which we may be required to make in respect of such liabilities. We may also agree to pay all or a portion of the costs, fees and expenses incurred by us which are incident to our registration of the resale of the selling securityholders' common stock covered by this registration statement. Any of the arrangements or agreements with such selling securityholders described in this paragraph will be described in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

LEGAL MATTERS

        Paul, Weiss, Rifkind, Wharton & Garrison LLP has passed upon the validity of the Debt Securities and Warrants offered by this prospectus for us. Dickinson Cruickshank & Co. has passed upon the validity of the guarantees offered by this prospectus by Carnival plc and POPCIL. The validity of the shares of our common stock and our preferred stock offered by this prospectus and certain other matters with respect to Panamanian law have been passed upon for Carnival Corporation by Tapia Linares y Alfaro. The validity of the trust shares of beneficial interest in the P&O Princess Special Voting Trust and certain other matters with respect to Cayman Islands law have been passed upon by Maples and Calder. The validity of the Carnival plc special voting share and certain other matters with respect to the laws of England and Wales have been passed upon for Carnival plc and POPCIL by Freshfields Bruckhaus Deringer.

        James M. Dubin, a partner of Paul, Weiss, Rifkind, Wharton & Garrison LLP, is the sole securityholder of three corporations which act as trustees or protectors of various trusts established for the benefit of members of the Arison family. In this capacity, Mr. Dubin has shared voting or dispositive rights over approximately 23% of our outstanding common stock. This represents approximately 18% of the total voting power of Carnival Corporation & plc. Paul, Weiss, Rifkind, Wharton & Garrison LLP also serves as counsel to Micky Arison, who is the chairman and chief executive officer of us and Carnival plc, and other Arison family members and trusts.

EXPERTS

        The consolidated financial statements of Carnival Corporation incorporated in this prospectus by reference to Carnival Corporation's Annual Report on Form 10-K for the year ended November 30, 2002 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Carnival plc, formerly known as P&O Princess Cruises plc, as of December 31, 2002 and 2001 and for each of the years in the three year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Audit Plc, chartered accountants and registered auditor, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2002 financial statements refers to the adoption of FRS 19 Deferred Tax.

        The consolidated financial statements of P&O Princess Cruises International Limited as of December 31, 2002 and 2001 and for each of the years in the three year period ended December 31, 2002, have been incorporated by reference herein in reliance upon the report of KPMG Audit Plc, chartered accountants and registered auditor, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2002 financial statements refers to the adoption of FRS 19 Deferred Tax.

$1,000,000,000

CARNIVAL CORPORATION

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS

PROSPECTUS
                        , 2003

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the various expenses payable in connection with the issuance and distribution of the Securities being registered hereby, other than underwriting discounts and commissions (which will be described in the applicable prospectus supplement). All the amounts shown are estimates, except the Securities and Exchange Commission registration fee. All of such expenses are being borne by Carnival Corporation & plc.

Securities and Exchange Commission Registration Fee.	$0
Accounting Fees and Expenses	30,000
Legal Fees and Expenses	150,000
Printing and Engraving Expenses	60,000
Miscellaneous Fees and Expenses	17,000

Total	$257,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Carnival Corporation's third amended and restated articles of incorporation and by-laws provide, subject to the requirements set forth therein, that with respect to any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, Carnival Corporation shall indemnify such person by reason of the fact that he is or was one of Carnival Corporation's or Carnival plc's directors or officers, and may indemnify such person by reason of the fact that he is or was one of Carnival Corporation's or Carnival plc's employees or agents or is or was serving at Carnival Corporation's or Carnival plc's request as a director, officer, employee or agent in another corporation, partnership, joint venture, trust or other enterprise, in either case against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to Carnival Corporation's or Carnival plc's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Carnival Corporation has entered into agreements with each of its directors providing essentially the same indemnities as are described in Carnival Corporation's third amended and restated articles of incorporation in the event that such director or such director's heirs, executors or administrators are made a party to threatened, pending or completed actions, suits or proceedings as described above.

Article 288 of Carnival plc's articles of association provides:

        "Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer of Carnival plc or of Carnival Corporation shall be indemnified out of the assets of Carnival plc against any liability incurred by him to the fullest extent permitted under the law."

        Under the UK Companies Act 1985, a UK company is not permitted to indemnify a director or officer of the company (or any person employed by the company as an auditor) against any liability in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company. UK companies, however, may:

  •
  purchase and maintain liability insurance for officers and directors; and

  •
  indemnify officers and directors against any liability incurred by him either in defending any proceedings in which judgment is given in his favor or he is acquitted, or in connection with the court granting him relief from liability in the case of honest and reasonable conduct.

        Carnival plc has entered into agreements with each of its directors providing essentially the same indemnities as are described in Carnival plc's articles of association as described above.

Article 130 of POPCIL's Articles of Association provides:

        "Subject to the provisions of the Act but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer of auditor of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company."

        Under the UK Companies Act 1985, a UK company is not permitted to indemnify a director or officer of the company (or any person employed by the company as an auditor) against any liability in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company. UK companies, however, may:

  •
  purchase and maintain liability insurance for officers an directors; and

  •
  indemnify officers and directors against any liability incurred by him either in defending any proceedings in which judgment is given in his favor or he is acquitted, or in connection with the court granting him relief from liability in the case of honest and reasonable conduct.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form S-3 (File No. 333-43269) filed with the Securities and Exchange Commission on December 24, 1997)
3.1
Third Amended and Restated Articles of Incorporation of Carnival Corporation (incorporated by reference to Exhibit 3.1 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
3.2
Amended and Restated By-laws of Carnival Corporation (incorporated by reference to Exhibit 3.2 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
3.3	Articles of Association of Carnival plc (incorporated by reference to Exhibit 3.3 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
3.4	Memorandum of Association of Carnival plc (incorporated by reference to Exhibit 3.4 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
3.5
Memorandum of Association of P&O Princess Cruises International Limited (formerly P&O Cruises Limited) (incorporated by reference to Exhibit 4.6 to the joint registration statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and POPCIL, filed with the Commission on June 19, 2003)

3.6
Articles of Association of P&O Princess Cruises International Limited (formerly P&O Cruises Limited) (incorporated by reference to Exhibit 4.5 to the joint registration statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and POPCIL, filed with the Commission on June 19, 2003)
3.7
Voting Trust Deed, dated as of April 17, 2003, between Carnival Corporation and The Law Debenture Trust Corporation (Cayman) Limited, as trustee (incorporated by reference to Exhibit 4.2 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
4.1
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.16 to the joint registration statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and POPCIL, filed with the Commission on June 19, 2003)
4.2
Senior Indenture, dated March 1, 1993, between the Company and the Senior Trustee relating to the Senior Debt Securities (incorporated by reference to Exhibit 4 to Carnival Corporation's Registration Statement on Form S-3 (File No. 33-53136))
4.3
Form of Subordinated Indenture between the Company and Subordinated Trustee relating to the Subordinated Debt Securities (incorporated by reference to Exhibit 4.2 to Carnival Corporation's Registration Statement on Form S-3 (File No. 333-43269))
4.4	Form of Senior Debt Security (included in Exhibit 4.2)
4.5	Form of Subordinated Debt Security (included in Exhibit 4.3)
4.6*	Form of Warrant Agreement
4.7
Pairing Agreement, dated as of April 17, 2003, between Carnival Corporation, The Law Debenture Trust Corporation (Cayman) Limited, as trustee, and SunTrust Bank, as transfer agent (incorporated by reference to Exhibit 4.1 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
4.8
Carnival plc (formerly P&O Princess Cruises plc) Deed of Guarantee between Carnival Corporation and Carnival plc, dated as of April 17, 2003 (incorporated by reference to Exhibit 4.10 to the joint registration statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and POPCIL, filed with the Commission on June 19, 2003)
4.9
P&O Princess Cruises International Limited Deed of Guarantee among Carnival Corporation, Carnival plc and P&O Princess Cruises International Limited, dated as of June 19, 2003 (incorporated by reference to Exhibit 4.11 to the joint registration statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and POPCIL, filed with the Commission on June 19, 2003)
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP (incorporated by reference to Exhibit 5.1 to Carnival Corporation's Registration Statement on Form S-3 (File No. 333-72729))
5.2	Opinion of Tapia Linares y Alfaro
5.3	Opinion of Freshfields Bruckhaus Deringer
5.4	Opinion of Maples and Calder
5.5	Opinion of Dickinson Cruickshank & Co.
12.1	Ratio of Earnings to Fixed Charges of Carnival Corporation (incorporated by reference to Exhibit 12 to Carnival Corporation's Quarterly Report on Form 10-Q filed on April 14, 2003)

12.2
Ratio of Earnings to Fixed Charges of Carnival plc (incorporated by reference to Exhibit 12.2 to the joint registration statement on Form S-4 of Carnival Corporation and Carnival plc, File No. 333-105671)
12.3
Pro Forma Ratio of Earnings to Fixed Charges of Carnival Corporation & plc (incorporated by reference to Exhibit 12.3 to the joint registration statement on Form S-4 of Carnival Corporation and Carnival plc, File No. 333-105671)
12.4
Ratio of Earnings to Fixed Charges of P&O Princess Cruises International Limited (incorporated by reference to Exhibit 12.4 to the joint registration statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and POPCIL, filed with the Commission on June 19, 2003)
23.1	Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants
23.2	Consent of KPMG Audit plc, Chartered Accountants, Registered Auditor of Carnival plc
23.3	Consent of KPMG Audit plc, Chartered Accountants, Registered Auditor of POPCIL
23.4	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (incorporated by reference to Exhibit 5.1 to Carnival Corporation's Registration Statement on Form S-3 (File No. 333-72729))
23.5	Consent of Tapia Linares y Alfaro (included in Exhibit 5.2)
23.6	Consent of Freshfields Bruckhaus Deringer (included in Exhibit 5.3)
23.7	Consent of Maples and Calder (included in Exhibit 5.4)
23.8	Consent of Dickinson Cruickshank & Co. (included in Exhibit 5.5)
24	Powers of Attorney (included on signature pages)
25.1**
Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Senior Trustee to act as Trustee under the Senior Indenture (incorporated by reference to Exhibits 25(a) and 25(b) to Carnival Corporation's Registration Statement on Form S-3 (File No. 33-50947) filed with the Securities and Exchange Commission on November 5, 1993)
25.2*	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Subordinated Trustee to act as Trustee under the Subordinated Indenture

*
To be incorporated by reference in connection with an offering of such securities.

**
Filed previously.

ITEM 17. UNDERTAKINGS

        The Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this Section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (5)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939; and

        (6)   (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (ii)   For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES OF CARNIVAL CORPORATION

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 18th day of June, 2003.

CARNIVAL CORPORATION
By:	/s/ MICKY ARISON
Name: Micky Arison
Title: Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Carnival Corporation hereby severally constitutes and appoints Howard S. Frank or Gerald R. Cahill, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this registration statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the dates indicated by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ MICKY ARISON Micky Arison	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 18, 2003
/s/ HOWARD S. FRANK Howard S. Frank	Vice Chairman of the Board of Directors and Chief Operating Officer	June 18, 2003
/s/ GERALD R. CAHILL Gerald R. Cahill	Senior Vice President—Finance and Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	June 18, 2003
/s/ RICHARD G. CAPEN, JR. Richard G. Capen, Jr.	Director	June 14, 2003

/s/ ROBERT H. DICKINSON Robert H. Dickinson	Director	June 18, 2003
/s/ ARNOLD W. DONALD Arnold W. Donald	Director	June 17, 2003
/s/ PIER LUIGI FOSCHI Pier Luigi Foschi	Director	June 16, 2003
Baroness Hogg	Director
/s/ A. KIRK LANTERMAN A. Kirk Lanterman	Director	June 19, 2003
/s/ MODESTO A. MAIDIQUE Modesto A. Maidique	Director	June 16, 2003
/s/ SIR JOHN PARKER Sir John Parker	Director	June 16, 2003
/s/ PETER G. RATCLIFFE Peter G. Ratcliffe	Director	June 17, 2003
Stuart Subotnick	Director
Uzi Zucker	Director

SIGNATURES OF CARNIVAL PLC

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 18th day of June, 2003.

CARNIVAL PLC
By:	/s/ MICKY ARISON
Name: Micky Arison
Title: Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Carnival plc hereby severally constitutes and appoints Howard S. Frank or Gerald R. Cahill, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this registration statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the dates indicated by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ MICKY ARISON Micky Arison	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 18, 2003
/s/ HOWARD S. FRANK Howard S. Frank	Vice-Chairman of the Board of Directors and Chief Operating Officer	June 18, 2003
/s/ GERALD R. CAHILL Gerald R. Cahill	Senior Vice President—Finance and Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	June 18, 2003
/s/ RICHARD G. CAPEN, JR. Richard G. Capen, Jr.	Director	June 14, 2003

/s/ ROBERT H. DICKINSON Robert H. Dickinson	Director	June 18, 2003
/s/ ARNOLD W. DONALD Arnold W. Donald	Director	June 17, 2003
/s/ PIER LUIGI FOSCHI Pier Luigi Foschi	Director	June 16, 2003
Baroness Hogg	Director
/s/ A. KIRK LANTERMAN A. Kirk Lanterman	Director	June 19, 2003
/s/ MODESTO A. MAIDIQUE Modesto A. Maidique	Director	June 16, 2003
/s/ SIR JOHN PARKER Sir John Parker	Director	June 16, 2003
/s/ PETER G. RATCLIFFE Peter G. Ratcliffe	Director	June 17, 2003
Stuart Subotnick	Director
Uzi Zucker	Director

SIGNATURES OF P&O PRINCESS CRUISES INTERNATIONAL LIMITED

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Southampton, England on the 17th day of June, 2003.

P&O PRINCESS CRUISES INTERNATIONAL LIMITED
By:	/s/ PETER G. RATCLIFFE
Name: Peter G. Ratcliffe
Title: Director and Chief Executive Officer

POWER OF ATTORNEY

        Each of the undersigned directors and officers of P&O Princess Cruises International Limited hereby severally constitutes and appoints Howard S. Frank or Gerald R. Cahill, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this registration statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the dates indicated by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ PETER G. RATCLIFFE Peter G. Ratcliffe	Director and Chief Executive Officer (Principal Executive Officer)	June 17, 2003
/s/ GERALD R. CAHILL Gerald R. Cahill	Director, Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	June 18, 2003

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
By:
	/s/ GERALD R. CAHILL Name: Gerald R. Cahill Title: Director, Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	June 18, 2003

EXHIBIT INDEX

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form S-3 (File No. 333-43269) filed with the Securities and Exchange Commission on December 24, 1997)
3.1
Third Amended and Restated Articles of Incorporation of Carnival Corporation (incorporated by reference to Exhibit 3.1 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
3.2
Amended and Restated By-laws of Carnival Corporation (incorporated by reference to Exhibit 3.2 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
3.3	Articles of Association of Carnival plc (incorporated by reference to Exhibit 3.3 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
3.4	Memorandum of Association of Carnival plc (incorporated by reference to Exhibit 3.4 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003).
3.5
Memorandum of Association of P&O Princess Cruises International Limited (formerly P&O Cruises Limited) (incorporated by reference to Exhibit 4.6 to the joint registration statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and POPCIL, filed with the Commission on June 19, 2003)
3.6
Articles of Association of P&O Princess Cruises International Limited (formerly P&O Cruises Limited) (incorporated by reference to Exhibit 4.5 to the joint registration statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and POPCIL, filed with the Commission on June 19, 2003)
3.7
Voting Trust Deed, dated as of April 17, 2003, between Carnival Corporation and The Law Debenture Trust Corporation (Cayman) Limited, as trustee (incorporated by reference to Exhibit 4.2 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
4.1
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.16 to the joint registration statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and POPCIL, filed with the Commission on June 19, 2003)
4.2
Senior Indenture, dated March 1, 1993, between the Company and the Senior Trustee relating to the Senior Debt Securities (incorporated by reference to Exhibit 4 to Carnival Corporation's Registration Statement on Form S-3 (File No. 33-53136))
4.3
Form of Subordinated Indenture between the Company and Subordinated Trustee relating to the Subordinated Debt Securities (incorporated by reference to Exhibit 4.2 to Carnival Corporation's Registration Statement on Form S-3 (File No. 333-43269))
4.4	Form of Senior Debt Security (included in Exhibit 4.2)
4.5	Form of Subordinated Debt Security (included in Exhibit 4.3)
4.6*	Form of Warrant Agreement
4.7
Pairing Agreement, dated as of April 17, 2003, between Carnival Corporation, The Law Debenture Trust Corporation (Cayman) Limited, as trustee, and SunTrust Bank, as transfer agent (incorporated by reference to Exhibit 4.1 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)

4.8
Carnival plc (formerly P&O Princess Cruises plc) Deed of Guarantee between Carnival Corporation and Carnival plc, dated as of April 17, 2003 (incorporated by reference to Exhibit 4.10 to the joint registration statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and POPCIL, filed with the Commission on June 19, 2003)
4.9
P&O Princess Cruises International Limited Deed of Guarantee among Carnival Corporation, Carnival plc and P&O Princess Cruises International Limited, dated as of June 19, 2003 (incorporated by reference to Exhibit 4.11 to the joint registration statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and POPCIL, filed with the Commission on June 19, 2003)
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP (incorporated by reference to Exhibit 5.1 to Carnival Corporation's Registration Statement on Form S-3 (File No. 333-72729))
5.2	Opinion of Tapia Linares y Alfaro
5.3	Opinion of Freshfields Bruckhaus Deringer
5.4	Opinion of Maples and Calder
5.5	Opinion of Dickinson Cruickshank & Co.
12.1	Ratio of Earnings to Fixed Charges of Carnival Corporation (incorporated by reference to Exhibit 12 to Carnival Corporation's Quarterly Report on Form 10-Q filed on April 14, 2003)
12.2
Ratio of Earnings to Fixed Charges of Carnival plc (incorporated by reference to Exhibit 12.2 to the joint registration statement on Form S-4 of Carnival Corporation and Carnival plc, File No. 333-105671)
12.3
Pro Forma Ratio of Earnings to Fixed Charges of Carnival Corporation & plc (incorporated by reference to Exhibit 12.3 to the joint registration statement on Form S-4 of Carnival Corporation and Carnival plc, File No. 333-105671)
12.4
Ratio of Earnings to Fixed Charges of P&O Princess Cruises International Limited (incorporated by reference to Exhibit 12.4 to the joint registration statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and POPCIL, filed with the Commission on June 19, 2003)
23.1	Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants
23.2	Consent of KPMG Audit plc, Chartered Accountants, Registered Auditor of Carnival plc
23.3	Consent of KPMG Audit plc, Chartered Accountants, Registered Auditor of POPCIL
23.4	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (incorporated by reference to Exhibit 5.1 to Carnival Corporation's Registration Statement on Form S-3 (File No. 333-72729))
23.5	Consent of Tapia Linares y Alfaro (included in Exhibit 5.2)
23.6	Consent of Freshfields Bruckhaus Deringer (included in Exhibit 5.3)
23.7	Consent of Maples and Calder (included in Exhibit 5.4)
23.8	Consent of Dickinson Cruickshank & Co. (included in Exhibit 5.5)
24	Powers of Attorney (included on signature pages)
25.1**
Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Senior Trustee to act as Trustee under the Senior Indenture (incorporated by reference to Exhibits 25(a) and 25(b) to Carnival Corporation's Registration Statement on Form S-3 (File No. 33-50947) filed with the Securities and Exchange Commission on November 5, 1993)

25.2*	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Subordinated Trustee to act as Trustee under the Subordinated Indenture

*
To be incorporated by reference in connection with an offering of such securities.

**
Filed previously.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
THE COMPANIES
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF THE CARNIVAL PLC GUARANTEE
DESCRIPTION OF THE POPCIL GUARANTEE
DESCRIPTION OF WARRANTS
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF TRUST SHARES
SELLING SECURITYHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES OF CARNIVAL CORPORATION
POWER OF ATTORNEY
SIGNATURES OF CARNIVAL PLC
POWER OF ATTORNEY
SIGNATURES OF P&O PRINCESS CRUISES INTERNATIONAL LIMITED
POWER OF ATTORNEY
EXHIBIT INDEX